Exhibit 10.1

SECURITIES EXCHANGE AGREEMENT
dated as of
April 17, 2009
between
American International Group, Inc.
and
United States Department of the Treasury

i

SCHEDULE A:	ADDITIONAL TERMS AND CONDITIONS
SCHEDULE B:	CAPITALIZATION

LIST OF ANNEXES

ANNEX A:	FORM OF CERTIFICATE OF DESIGNATIONS FOR PREFERRED STOCK
ANNEX B:	FORM OF OPINION

INDEX OF DEFINED TERMS

Location of
Term	Definition
Affiliate	5.7(c)
Agreement	Recitals
Appraisal Procedure	4.8(c)(i)
Benefit Plans	1.2(d)(v)
Board of Directors	2.2(e)
Business Combination	5.8
business day	1.3
Capitalization Date	2.2(b)
Certificate of Designations	1.2(d)(iv)
Certificate of Elimination	1.2(d)(iii)
Charter	2.2(a)
Closing	1.2(a)
Closing Date	1.2(a)
Common Stock	2.1
Company	Recitals
Company Material Adverse Effect	2.1
Company Subsidiary; Company Subsidiaries	2.2(d)(ii)
Compensation Regulations	4.9(a)
Control	4.8(c)(iii)
control; controlled by; under common control with	5.7(c)
Covered Employee	4.9(b)(3)
Credit Agreement	3.5(a)
EESA	1.2(d)(v)
Equity Interests	5.7(b)
Exchange	Recitals
Exchange Act	3.4
Exchange Shares	3.7(a)
Fair Market Value	4.8(c)(ii)
FRBNY	3.5(a)
Fund	5.7(b)
Funds	4.9(e)
GAAP	2.1
Governmental Entities	1.2(c)
Holder	4.5(k)(i)
Holders’ Counsel	4.5(k)(ii)
Indemnitee	4.5(g)(i)
Information	3.5(b)
Investor	Recitals
Junior Stock	4.7(c)
Parity Stock	4.7(c)
Pending Underwritten Offering	4.5(l)

Location of
Term	Definition
Permitted Repurchases	4.7(a)(ii)
Piggyback Registration	4.5(a)(iv)
Plans	1.2(d)(v)
register; registered; registration	4.5(k)(iii)
Registrable Securities	4.5(k)(iv)
Registration Expenses	4.5(k)(v)
Relevant Period	1.2(d)(v)
Rule 144; Rule 144A; Rule 159A; Rule 405; Rule 415	4.5(k)(vi)
SEC	2.2(d)(iii)
Securities Act	2.2(a)
Selling Expenses	4.5(k)(vii)
Senior Executive Officers	4.9(b)(1)
Senior Partners	4.9(b)(1)
Series C Preferred Stock	2.2(b)
Series C Preferred Stock Purchase Agreement	3.7(a)
Series D Preferred Stock	Recitals
Series D Preferred Stock Purchase Agreement	4.7(a)
Series E Preferred Stock	Recitals
Share Dilution Amount	4.7(a)(ii)
Shelf Registration Statement	4.5(a)(ii)
Signing Date	2.1
Special Registration	4.5(i)
Stockholder Proposal	3.1(b)
subsidiary	5.7(a)
Transfer	4.4
Trust	3.7(a)
Warrant	3.7(a)
Warrant Exchange	3.7(a)

SECURITIES EXCHANGE AGREEMENT
Recitals:
     WHEREAS, on November 25, 2008, American International Group, Inc. (the “Company”) issued to the United States Department of the Treasury (the “Investor”) in a private placement 4,000,000 shares of the Series D Fixed Rate Cumulative Perpetual Preferred Stock (the “Series D Preferred Stock”);
     WHEREAS, the Company and the Investor intend to exchange (the “Exchange”) the 4,000,000 shares of Series D Preferred Stock for 400,000 shares of the Series E Fixed Rate Non-Cumulative Perpetual Preferred Stock of the Company (the “Series E Preferred Stock”);
     WHEREAS, the Exchange will be governed by this Securities Exchange Agreement (including the Schedules and Annexes hereto) (the “Agreement”); and
     WHEREAS, the Investor has tendered consent to the issuance of the Series E Preferred Stock.
     NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:
Article 1
Exchange; Closing
     1.1 Exchange. On the terms and subject to the conditions set forth in this Agreement, the Investor agrees to deliver to the Company the share certificate representing 4,000,000 shares of Series D Preferred Stock (the “Series D Preferred Stock Certificate”) with an aggregate liquidation preference of $40,000,000,000 and the Company agrees to deliver to the Investor a share certificate representing 400,000 shares of the Series E Preferred Stock with an aggregate liquidation preference of $41,604,576,000 in exchange for the Series D Preferred Stock Certificate, at the Closing (as hereinafter defined).
     1.2 Closing.
     (a) On the terms and subject to the conditions set forth in this Agreement, the closing of the Exchange (the “Closing”) will take place at the location specified in Schedule A, at the time and on the date set forth in Schedule A, or as soon as practicable thereafter, or at such other place, time and date as shall be agreed between the Company and the Investor. The time and date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.
     (b) Subject to the fulfillment or waiver of the conditions to the Closing in this Section 1.2, at the Closing (i) the Company will deliver the Series E Preferred Stock to the Investor, as evidenced by one or more certificates dated the Closing Date and bearing appropriate legends as hereinafter provided for and (ii) the Investor will deliver the Series D Preferred Stock Certificate to the Company.
     (c) The respective obligations of each of the Investor and the Company to consummate the Exchange are subject to the fulfillment (or waiver by the Investor and the Company, as applicable) prior to the Closing of the conditions that (i) any approvals or authorizations of all United States and other governmental, regulatory or judicial authorities (collectively, “Governmental Entities”) required for the consummation of the Exchange shall have been obtained or made in form and substance reasonably satisfactory to each party and shall be in full force and effect and all waiting periods required by United States and other applicable law, if any, shall have expired and (ii) no provision of any applicable United States or other law and no judgment, injunction, order or decree of any Governmental Entity shall prohibit the Exchange.
     (d) The obligation of the Investor to consummate the Exchange is also subject to the fulfillment (or waiver by the Investor) at or prior to the Closing of each of the following conditions:
     (i) (A) the representations and warranties of the Company set forth in Sections 2.2(a) through (e) shall be true and correct in all material respects as though made on and as of the Closing Date (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct in all material respects as of such other date) and (B) the Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing;
     (ii) the Investor shall have received a certificate signed on behalf of the Company by a senior executive officer certifying to the effect that the conditions set forth in Section 1.2(d)(i) have been satisfied;
     (iii) the Company shall have duly adopted, prior to the consummation of the Exchange, and filed with the Secretary of State of Delaware, immediately after the consummation of the Exchange, the certificate of elimination for the Series D Preferred Stock (the “Certificate of Elimination”) and such filing shall have been accepted;
     (iv) the Company shall have duly adopted, prior to the consummation of the Exchange, and filed with the Secretary of State of Delaware, prior to the consummation of the Exchange, the certificate of designations for the Series E Preferred Stock in substantially the form attached hereto as Annex A (the “Certificate of Designations”) and such filing shall have been accepted;
     (v) (A) the Company shall have taken all necessary action to effect such changes to its existing compensation, bonus, incentive and other benefit plans, arrangements and agreements (including golden parachute, severance and employment agreements) (collectively, “Plans”, and together with all such plans, arrangements and agreements hereafter adopted, created or entered into, “Benefit Plans”) with respect to the Senior Executive Officers (and to the extent necessary for such changes to be legally enforceable, each of the Senior Executive Officers shall have duly consented in writing to such changes), as may be necessary, during the Relevant Period, in order to comply with Section 111 of the Emergency Economic Stabilization Act of 2008, as amended (the “EESA”), including the provisions for Systemically Significant Failing Institutions, as implemented by guidance or regulation issued thereunder, including Notice 2008-PSSFI, that has been issued and is in effect as of the Closing Date, including provisions prohibiting severance payments to the Senior Executive Officers, (B) the Company shall have taken all necessary action to effect such changes to its Plans with respect to the U.S.-based Senior Partners (and to the extent necessary for such changes to be legally enforceable, each of the U.S.-based Senior Partners shall have duly consented in writing to such changes), as may be necessary, during the Relevant Period, in order to comply with the requirements in Section 4.9 of this Agreement (as the requirements referred to in such Section are in effect as of the Closing Date), (C) the Company shall have used its best efforts to take all necessary action to effect such changes to its Plans with respect to the other Senior Partners (and to the extent necessary for such changes to be legally enforceable, to have each of the other Senior Partners duly consent in writing to such changes), as may be necessary, during the Relevant Period, in order to comply with the requirements in Section 4.9 of this Agreement (as the requirements referred to in such Section are in effect as of the Closing Date) and (D) the Investor shall have received a certificate signed on behalf of the Company by a senior executive officer certifying to the effect that the conditions set forth in Section 1.2(d)(v)(A) and (B) have been satisfied; “Relevant Period” means the period in which any obligation of the Company arising from financial assistance provided under the Troubled Asset Relief Program remains outstanding (excluding any period during which the Federal government only holds warrants to purchase Common Stock);
     (vi) the Company shall have delivered to the Investor a written opinion from counsel to the Company (which may be internal counsel), addressed to the Investor and dated as of the Closing Date, in substantially the form attached hereto as Annex B; and
     (vii) the Company shall have delivered certificates in proper form or, with the prior consent of the Investor, evidence of shares in book-entry form, evidencing the Series E Preferred Stock to the Investor or its designee(s).
     (e) The obligation of the Company to consummate the Exchange is also subject to the condition that the Investor shall have delivered the Series D Preferred Stock Certificate to the Company.
     1.3 Interpretation. When a reference is made in this Agreement to “Recitals,” “Articles,” “Sections,” “Annexes” or “Schedules” such reference shall be to a Recital, Article or Section of, or Annex or Schedule to, this Agreement. The terms defined in the singular have a comparable meaning when used in the plural, and vice versa. References to “herein”, “hereof”, “hereunder” and the like refer to this Agreement as a whole and not to any particular section or provision, unless the context requires otherwise. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel. All references to “$” or “dollars” mean the lawful currency of the United States of America. Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section. References to a “business day” shall mean any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.
Article 2
Representations and Warranties
     2.1 Disclosure. “Company Material Adverse Effect” means a material adverse effect on (i) the business, results of operation or financial condition of the Company and its consolidated subsidiaries taken as a whole; provided, however, that Company Material Adverse Effect shall not be deemed to include the effects of (A) changes after the date of this Agreement (the “Signing Date”) in general business, economic or market conditions (including changes generally in prevailing interest rates, credit availability and liquidity, currency exchange rates and price levels or trading volumes in the United States or foreign securities or credit markets), or any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism, in each case generally affecting the industries in which the Company and its subsidiaries operate, (B) changes or proposed changes after the Signing Date in generally accepted accounting principles in the United States (“GAAP”) or regulatory accounting requirements, or authoritative interpretations thereof, (C) changes or proposed changes after the Signing Date in securities, insurance and other laws of general applicability or related policies or interpretations of Governmental Entities (in the case of each of these clauses (A), (B) and (C), other than changes or occurrences to the extent that such changes or occurrences have or would reasonably be expected to have a materially disproportionate adverse effect on the Company and its consolidated subsidiaries taken as a whole relative to comparable U.S. insurance or financial services organizations), or (D) changes in the market price or trading volume of the Company’s common stock, par value $2.50 per share (“Common Stock”), or any other equity, equity-related or debt securities of the Company or its consolidated subsidiaries (it being understood and agreed that the exception set forth in this clause (D) does not apply to the underlying reason giving rise to or contributing to any such change); or (ii) the ability of the Company to consummate the Exchange and the other transactions contemplated by this Agreement and perform its obligations hereunder on a timely basis.
     2.2 Representations and Warranties of the Company. The Company represents and warrants to the Investor that as of the Signing Date and as of the Closing Date (or such other date specified herein):

     (a) Organization, Authority and Significant Subsidiaries. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, with the necessary power and authority to own its properties and conduct its business in all material respects as currently conducted; except as has not had, individually or in the aggregate, and would not reasonably be expected to have a Company Material Adverse Effect, the Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification; each subsidiary of the Company that is a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act of 1933 (the “Securities Act”) has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization. The Restated Certificate of Incorporation of the Company, as amended (the “Charter”) and bylaws of the Company, copies of which have been provided to the Investor prior to the Signing Date, are true, complete and correct copies of such documents as in full force and effect as of the Signing Date.
     (b) Capitalization. The authorized capital stock of the Company, and the outstanding capital stock of the Company (including securities convertible into, or exercisable or exchangeable for, capital stock of the Company) as of the most recent fiscal month-end preceding the Signing Date, or such other date as the parties may agree (the “Capitalization Date”), is set forth on Schedule B. The outstanding shares of capital stock of the Company have been duly authorized and are validly issued and outstanding, fully paid and non-assessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). As of the Signing Date, the Company does not have outstanding any securities or other obligations providing the holder the right to acquire Common Stock that is not reserved for issuance, and the Company has not made any other commitment to authorize, issue or sell any Common Stock, except as specified on Schedule B and including the Series C Perpetual, Convertible, Participating Preferred Stock, par value $5.00 per share (the “Series C Preferred Stock”). Since the Capitalization Date, the Company has not issued any shares of Common Stock, other than (i) shares issued upon the exercise of stock options or delivered under other equity-based awards or other convertible securities or warrants which were issued and outstanding on the Capitalization Date and disclosed on Schedule B and (ii) shares disclosed on Schedule B.
     (c) Series E Preferred Stock. The Series E Preferred Stock has been duly and validly authorized, and, when issued and delivered pursuant to this Agreement, such Series E Preferred Stock will be duly and validly issued and fully paid and non-assessable, will not be issued in violation of any preemptive rights, and, until the approval by the Company’s stockholders of the amendment to the Charter to cause the Series D Preferred Stock and any other series of Serial Preferred Stock (as defined in the Charter) issued to the Investor to rank senior to the Series C Preferred Stock and any subsequently issued series of Serial Preferred Stock (as defined in the Charter) that is not initially issued to the Investor, will rank pari passu with all other series or classes of the Company’s preferred stock, whether or not issued or outstanding, with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation or winding up of the Company.

     (d) Authorization, Enforceability.
     (i) The Company has the corporate power and authority to execute and deliver this Agreement and, subject to the approval of its stockholders described in Section 3.1(b) and the corporate authorizations necessary to effect the transactions contemplated by Sections 3.7 and 3.8, to carry out its obligations hereunder (which includes the issuance of the Series E Preferred Stock). The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and its stockholders, and no further approval or authorization is required on the part of the Company or its stockholders, except as described in Section 3.1(b) and the corporate authorizations necessary to effect the transactions contemplated by Sections 3.7 and 3.8. This Agreement is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.
     (ii) The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby and compliance by the Company with the provisions hereof, will not (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any subsidiary of the Company (each a “Company Subsidiary” and, collectively, the “Company Subsidiaries”) under any of the terms, conditions or provisions of (i) subject to the approval of the Company’s stockholders as described in Section 3.1(b) and the corporate authorizations necessary to effect the transactions contemplated by Sections 3.7 and 3.8, its organizational documents or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which it or any Company Subsidiary may be bound, or to which the Company or any Company Subsidiary or any of the properties or assets of the Company or any Company Subsidiary may be subject, or (B) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any Company Subsidiary or any of their respective properties or assets except, in the case of clauses (A)(ii) and (B), for those occurrences that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.
     (iii) Other than the filing of the Certificate of Designations with the Secretary of State of Delaware, the Certificate of Elimination with the Secretary of State of

Delaware, any current report on Form 8-K required to be filed with the Securities and Exchange Commission (the “SEC”), such filings and approvals as are required to be made or obtained under any state “blue sky” laws, the filing of any proxy statement contemplated by Section 3.1(b), any filings or approvals required in connection with the transactions contemplated by Sections 3.7 and 3.8 and such as have been made or obtained, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental Entity is required to be made or obtained by the Company in connection with the consummation by the Company of the Exchange except for any such notices, filings, exemptions, reviews, authorizations, consents and approvals the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
     (e) Anti-takeover Provisions and Rights Plan. The Board of Directors of the Company (the “Board of Directors”) has taken all necessary action to ensure that the transactions contemplated by this Agreement and the consummation of the transactions contemplated hereby will be exempt from any anti-takeover or similar provisions of the Company’s Charter and bylaws, and any other provisions of any applicable “moratorium”, “control share”, “fair price”, “interested stockholder” or other anti-takeover laws and regulations of any jurisdiction. The Company has taken all actions necessary to render any stockholders’ rights plan of the Company inapplicable to this Agreement and the consummation of the transactions contemplated hereby.
     (f) Offering of Securities. Neither the Company nor any person acting on its behalf has taken any action (including any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of any of the Series E Preferred Stock under the Securities Act, and the rules and regulations of the SEC promulgated thereunder), which might subject the offering or issuance of any of the Series E Preferred Stock to the Investor pursuant to this Agreement to the registration requirements of the Securities Act.
     (g) Brokers and Finders. No broker, finder or investment banker is entitled to any financial advisory, brokerage, finder’s or other fee or commission in connection with this Agreement or the transactions contemplated hereby based upon arrangements made by or on behalf of the Company or any Company Subsidiary for which the Investor could have any liability.
     (h) No Inconsistent Agreement. Prior to the Signing Date, the Company has not entered into an agreement with respect to its securities that is inconsistent with the order of priority set forth in Section 4.5(a)(vi) for the offering of securities under a Shelf Registration Statement pursuant to Section 4.5(a)(ii) or a Piggyback Registration under Section 4.5(a)(iv).
     2.3 Representations and Warranties of the Investor. The Investor represents and warrants to the Company that as of the Signing Date and as of the Closing Date:
     (a) Ownership of Series D Preferred Stock. The Investor has good and unencumbered title to 4,000,000 shares of Series D Preferred Stock, free and clear of all pledges, security interests, liens, claims, encumbrances, rights of first refusal, and options of any kind whatsoever (other than any applicable federal and state securities law restrictions).
     (b) No Encumbrances. The Investor has full right, power and authority to consummate the Exchange and upon completion of the Exchange the Company shall receive the 4,000,000 shares of Series D Preferred Stock, free and clear of all pledges, security interests, liens, claims, encumbrances, rights of first refusal, and options of any kind whatsoever (other than any applicable federal and state securities law restrictions).
Article 3
Covenants
     3.1 Consummation of Exchange and Charter Amendment. (a) Subject to the terms and conditions of this Agreement, each of the parties will use its commercially reasonable efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Exchange as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall use commercially reasonable efforts to cooperate with the other party to that end.
     (b) At and prior to the next annual meeting of the Company’s stockholders following the Closing Date, the Company shall take all action necessary under all applicable laws and regulations and the Charter to vote at such meeting on a proposal (the “Stockholder Proposal”) to amend the Charter to (i) permit the Board of Directors to issue classes of Serial Preferred Stock (as defined in the Charter) that are not of equal rank, such that the Board of Directors or a duly authorized committee thereof may, prior to issuance, in the resolution or resolutions providing for the issue of shares of each particular series, provide whether the shares of such series rank senior or junior to any other class of Serial Preferred Stock as to the right to receive dividends and the right to receive payments out of the assets of the Company upon voluntary or involuntary liquidation, dissolution or winding up of the Company and (ii) cause the Series E Preferred Stock and any other series of Serial Preferred Stock subsequently issued to the Investor to rank senior to the Series C Preferred Stock and any other subsequently issued series of Serial Preferred Stock that is not issued to the Investor, so that as a result of these amendments the Series C Preferred Stock and any subsequently issued series of Serial Preferred Stock that ranks pari passu with or junior to the Series C Preferred Stock would not be entitled to vote on the subsequent creation or issuance of any such senior Serial Preferred Stock. In connection with such meeting, the Company shall prepare (and the Investor will reasonably cooperate with the Company to prepare) and file with the SEC a preliminary proxy statement, shall use its reasonable best efforts to respond to any comments of the SEC or its staff thereon and to cause a definitive proxy statement related to such stockholders’ meeting to be mailed to the Company’s stockholders not more than five business days after clearance thereof by the SEC. The Company shall notify the Investor promptly of the receipt of any comments from the SEC or its staff with respect to the proxy statement and of any request by the SEC or its staff for amendments or supplements to such proxy statement or for additional information and will supply the Investor with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to such proxy statement. If at any time prior to such stockholders’ meeting there shall occur any event that is required to be set forth in an amendment or supplement to the proxy statement, the Company shall as promptly as practicable prepare and mail to its stockholders such an amendment or supplement. Each of the Investor and the Company agrees promptly to correct any information provided by it or on its behalf for use in the proxy statement if and to the extent that such information shall have become false or misleading in any material respect, and the Company shall as promptly as practicable prepare and mail to its stockholders an amendment or supplement to correct such information to the extent required by applicable laws and regulations. The Company shall consult with the Investor prior to filing any proxy statement, or any amendment or supplement thereto, and provide the Investor with a reasonable opportunity to comment thereon. In the event that the approval of the Stockholder Proposal is not obtained at such annual stockholders meeting, the Company shall include a proposal to approve such proposal at a meeting of its stockholders no less than once in each subsequent twelve-month period beginning on June 1, 2009 until such approval is obtained or made.
     (c) None of the information supplied by the Company or any of the Company Subsidiaries for inclusion in any proxy statement in connection with any such stockholders meeting of the Company will, at the date it is filed with the SEC, when first mailed to the Company’s stockholders and at the time of any stockholders meeting, and at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
     3.2 Expenses. Unless otherwise provided in this Agreement, each of the parties hereto will bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated under this Agreement, including fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel.
     3.3 Exchange Listing. If requested by the Investor, the Company shall promptly use its reasonable best efforts to cause the Series E Preferred Stock to be approved for listing on a national securities exchange as promptly as practicable following such request.
     3.4 Certain Notifications Until Closing. From the Signing Date until the Closing, the Company shall promptly notify the Investor of (i) any fact, event or circumstance of which it is aware and which would reasonably be expected to cause any representation or warranty of the Company contained in this Agreement to be untrue or inaccurate in any material respect or to cause any covenant or agreement of the Company contained in this Agreement not to be complied with or satisfied in any material respect and (ii) except as set forth or incorporated by reference in the Company’s Annual Report on Form 10-K for the most recently completed fiscal year of the Company filed with the SEC or in the Company’s other publicly available reports and forms filed with or furnished to the SEC under Sections 13(a), 14(a) or 15(d) of the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”), on or after December 31, 2008 and prior to the Signing Date, any fact, circumstance, event, change, occurrence, condition or development of which the Company is aware and which, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect; provided, however, that delivery of any notice pursuant to this Section 3.4 shall not limit or affect any rights of or remedies available to the Investor; provided, further, that a failure to comply with this Section 3.4 shall not constitute a breach of this Agreement or the failure of any condition set forth in Section 1.2 to be satisfied unless the underlying Company Material Adverse Effect or material breach would independently result in the failure of a condition set forth in Section 1.2 to be satisfied.
     3.5 Information and Confidentiality.
     (a) Until such time as the Investor ceases to own any Series E Preferred Stock, or except as otherwise agreed, the Company shall provide the Investor (i) the information required to be provided by the Company to the Federal Reserve Bank of New York (“FRBNY”) pursuant to Section 5.04 of the Credit Agreement dated as of September 22, 2008 between the Company and the FRBNY, as amended from time to time (the “Credit Agreement”) and within the time periods for delivery thereof specified in the Credit Agreement and (ii) the notices required by Section 5.05 of the Credit Agreement and within the time periods for delivery thereof specified in the Credit Agreement. After the termination of the Credit Agreement, such informational and notice requirements as are provided in Section 5.04 and Section 5.05 of the Credit Agreement shall remain in full force and effect until such time as the Investor no longer owns any Series E Preferred Stock. In addition, during the Relevant Period, except as otherwise agreed, the Company shall provide the Investor a bi-annual report on the steps taken by the Company to comply in all respects with Section 111 of the EESA, including the provisions for Systemically Significant Failing Institutions, as implemented by any guidance or regulation issued thereunder as of the date of such report, including Notice 2008-PSSFI, any amendments to Notice 2008-PSSFI, or any other guidance or regulation applicable to the Company, and with Section 4.9 of this Agreement. In addition, the Company shall promptly provide the Investor such other information and notices as the Investor may reasonably request from time to time.
     (b) The Investor will use reasonable best efforts to hold, and will use reasonable best efforts to cause its agents, consultants, contractors and advisors to hold, in confidence all non-public records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the Company furnished or made available to it by the Company or its representatives pursuant to this Agreement (including pursuant to Sections 3.5 and 3.6) (except to the extent that such information can be shown to have been (i) previously known by such party on a non-confidential basis, (ii) in the public domain through no fault of such party or (iii) later lawfully acquired from other sources by the party to which it was furnished (and without violation of any other confidentiality obligation)); provided that nothing herein shall prevent the Investor from disclosing any Information to the extent required by applicable laws or regulations or by any subpoena or similar legal process.
     3.6 Additional Inspection Rights. During the Relevant Period, the Company shall permit (i) the Investor and its agents, consultants, contractors and advisors, (ii) the Special Inspector General of the Troubled Asset Relief Program, and (iii) the Comptroller General of the

United States access to personnel and any books, papers, records or other data delivered to it pursuant to this Agreement or otherwise in its possession, custody or control, in each case to the extent relevant to ascertaining compliance with the terms and conditions set forth in this Agreement, during normal business hours and upon reasonable notice to the Company; provided that prior to disclosing any information pursuant to clause (i), (ii) or (iii), the Investor, the Special Inspector General of the Troubled Asset Relief Program and the Comptroller General of the United States shall have agreed, with respect to documents obtained under this Agreement in furtherance of their respective functions, to follow applicable laws and regulations (and the applicable customary policies and procedures, including those for inspectors general) regarding the dissemination of confidential materials, including redacting confidential information from the public version of its reports, as appropriate, and soliciting input from the Company as to information that should be afforded confidentiality. The Investor represents that it has been informed by the Special Inspector General of the Troubled Asset Relief Program and the Comptroller General of the United States that they, before making any request for access or information pursuant to their oversight and audit functions, will establish a protocol to avoid, to the extent reasonably possible, duplicative requests. Nothing in this Section 3.6 shall be construed to limit the authority that the Special Inspector General of the Troubled Asset Relief Program or the Comptroller General of the United States have under law.
     3.7 Exchange of Warrant. (a) If, at the meeting of the Company’s shareholders referred to in Section 6.2(a) of the Series C Perpetual, Convertible, Participating Preferred Stock Purchase Agreement, dated as of March 1, 2009 (the “Series C Preferred Stock Purchase Agreement”), between the Company and the AIG Credit Facility Trust, a trust established for the sole benefit of the United States Treasury (the “Trust”), the Common Stock Amendment Proposal (as defined in the Series C Preferred Stock Purchase Agreement) is not approved by the holders of Company’s capital stock but the Series C Preferred Stock Amendment Proposal and the Serial Preferred Stock Amendment Proposal (each as defined in the Series C Preferred Stock Purchase Agreement) are so approved, the Investor shall have the right, at any time and in its sole discretion, by giving a notice in accordance with Section 5.6 to exchange the warrant issued to the Investor on November 25, 2008 (the “Warrant”) for 53,798,766 shares of the Company’s Series C Preferred Stock (after giving effect to the Series C Preferred Stock Amendment Proposal and the Serial Preferred Stock Amendment Proposal referred to above and subject to adjustment for any stock splits and reverse stock splits effected between the Closing Date and the date on which such exchange is effected) (the “Warrant Exchange” and the shares of Series C Preferred Stock received in such exchange, the “Exchange Shares”). In order to effect the Warrant Exchange, the Company shall comply with the relevant provisions of Sections 6.1 and 6.2 of the Series C Preferred Stock Purchase Agreement as if such sections were set forth in full in this Agreement, except that the Series C Preferred Stock Amendment Proposal (as defined in the Series C Preferred Stock Purchase Agreement) shall be deemed to include an amendment to the Certificate of Designations for the Company’s Series C Preferred Stock to authorize the issuance of the Exchange Shares.
     (b) The Company acknowledges that the Investor has provided consideration for the Warrant Exchange in the form of its agreement to consummate the Exchange and that the value of such agreement is at least equal to the par value of the Exchange Shares.

     3.8 Exchange of Series E Preferred Stock. As soon as practicable following the filing of the Certificate of Elimination with the Secretary of State of Delaware, the Company shall reserve for issuance 4,160,458 authorized and unissued shares of Serial Preferred Stock and at any time prior to the date the Investor ceases to own any shares of Series E Preferred Stock, the Investor shall have the right, in its sole discretion, by giving a notice in accordance with Section 5.6 to cause the Company to take all action necessary under all applicable laws and regulations and the Charter to exchange any of the shares of Series E Preferred Stock owned by the Investor for a new series of Serial Preferred Stock with the same terms as the Series E Preferred Stock (except that the liquidation preference of such new series shall be $10,000 per share, or such liquidation preference per share as shall be reasonably specified by the Investor and the aggregate liquidation preference following such exchange shall be equal to the aggregate liquidation preference of the Series E Preferred Stock prior to such exchange), in accordance with an exchange agreement substantially in the form of this Agreement.
     3.9 Compliance with the Employ American Workers Act. The Company shall, and the Company shall take all necessary action to ensure that the Company Subsidiaries, as applicable, shall, comply in all respects with the provisions of the Employ American Workers Act (Section 1611 of Division A, Title XVI of the American Recovery and Reinvestment Act of 2009 (P.L. 111-5)), as in effect from time to time.
     3.10 Compliance with Guidelines of the Home Affordable Modification Program. The Company shall take all necessary action to ensure that all Company Subsidiaries that are eligible for the Home Affordable Modification Program shall execute a Commitment to Purchase Financial Instrument and Servicer Participation Agreement with the Federal National Mortgage Association within 90 days of the Commencement Date and otherwise comply with (i) the Home Affordable Modification Program Guidelines issued by the Investor on March 4, 2009, (ii) Supplemental Directive 09-01 issued by the Investor dated April 6, 2009 and (iii) any other guidelines or regulations to be issued by the Investor as part of the Home Affordable Modification Program.
     3.11 Internal Controls. The Company shall (i) promptly establish appropriate internal controls with respect to compliance with each of the Company’s covenants and agreements set forth in Sections 4.7 through 4.12; (ii) prepare a report on a quarterly basis regarding the implementation of such internal controls and the Company’s compliance (including any instances of non-compliance) with such covenants and agreements; (iii) deliver such quarterly report to the Investor in accordance with Section 5.6 and no later than the date by which its Quarterly Report on Form 10-Q or Annual Report on Form 10-K is filed with the SEC; and (iv) provide a signed certification from a senior executive officer of the Company to the Investor that such quarterly report is accurate to the best of his or her knowledge, which certification shall be made subject to the requirements and penalties set forth in Title 18, United States Code, Section 1001.

Article 4
Additional Agreements
     4.1 Purchase of Restricted Securities. The Investor acknowledges that the Series E Preferred Stock and the Exchange Shares have not been registered under the Securities Act or under any state securities laws. The Investor (a) is acquiring the Series E Preferred Stock and, if delivered, the Exchange Shares pursuant to an exemption from registration under the Securities Act with no present intention to distribute them to any person in violation of the Securities Act or any applicable U.S. state securities laws, (b) will not sell or otherwise dispose of any of the Series E Preferred Stock and, if delivered, the Exchange Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable U.S. state securities laws, and (c) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the Exchange and of making an informed investment decision.
     4.2 Legends.
     (a) The Investor agrees that all certificates or other instruments representing the Exchange Shares will bear a legend substantially to the following effect:
“THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY OR THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.”
     (b) The Investor agrees that all certificates or other instruments representing the Series E Preferred Stock will bear a legend substantially to the following effect:
“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR SUCH LAWS. EACH PURCHASER OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT IS NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. ANY TRANSFEREE OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT

IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THE SECURITIES REPRESENTED BY THIS INSTRUMENT EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT WHICH IS THEN EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO THE ISSUER OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.”
     (c) In the event that any shares of the Series E Preferred Stock or the Exchange Shares (i) become registered under the Securities Act or (ii) are eligible to be transferred without restriction in accordance with Rule 144 or another exemption from registration under the Securities Act (other than Rule 144A), the Company shall issue new certificates or other instruments representing such Series E Preferred Stock or the Exchange Shares, which shall not contain the applicable legends in Section 4.2(a) and (b) above; provided that the Investor surrenders to the Company the previously issued certificates or other instruments.
     4.3 Certain Transactions. The Company will not merge or consolidate with, or sell, transfer or lease all or substantially all of its property or assets to, any other party unless (i) the successor, transferee or lessee party (or its ultimate parent entity), as the case may be (if not the Company), expressly assumes the due and punctual performance and observance of each and every covenant, agreement and condition of this Agreement to be performed and observed by the Company or (ii) the Investor agrees otherwise in writing.
     4.4 Transfer of Series E Preferred Stock and Exchange Shares. Subject to compliance with applicable securities laws, the Investor shall be permitted to transfer, sell, assign or otherwise dispose of (“Transfer”) all or a portion of the Series E Preferred Stock or the Exchange Shares at any time, and the Company shall take all steps as may be reasonably requested by the Investor to facilitate the Transfer of the Series E Preferred Stock or the Exchange Shares.
     4.5 Registration Rights.
     (a) Registration.
     (i) Subject to the terms and conditions of this Agreement, the Company covenants and agrees that as promptly as practicable after notification from the Investor, and in any event no later than 15 days after such notification, the Company shall prepare and file with the SEC a Shelf Registration Statement covering all Registrable Securities (or otherwise designate an existing Shelf Registration Statement filed with the SEC to cover the Registrable Securities), and, to the extent the Shelf Registration Statement has not theretofore been declared effective or is not automatically effective upon such filing, the Company shall use reasonable best efforts to cause such Shelf Registration Statement to be declared or become effective and to keep such Shelf Registration Statement continuously effective and in compliance with the Securities Act and usable for resale of such Registrable Securities for a period from the date of its initial effectiveness until such time as there are no Registrable Securities remaining (including by refiling such Shelf Registration Statement (or a new Shelf Registration Statement) if the initial Shelf Registration Statement expires). So long as the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) at the time of filing of the Shelf Registration Statement with the SEC, such Shelf Registration Statement shall be designated by the Company as an automatic Shelf Registration Statement.
     (ii) Any registration pursuant to Section 4.5(a)(i) shall be effected by means of a shelf registration on an appropriate form under Rule 415 under the Securities Act (a “Shelf Registration Statement”). If the Investor or any other Holder intends to distribute any Registrable Securities by means of an underwritten offering it shall promptly so advise the Company and the Company shall take all reasonable steps to facilitate such distribution, including the actions required pursuant to Section 4.5(c); provided that the Company shall not be required to facilitate an underwritten offering of Registrable Securities unless the expected gross proceeds from such offering exceed $200 million. The lead underwriters in any such distribution shall be selected by the Holders of a majority of the Registrable Securities to be distributed.
     (iii) The Company shall not be required to effect a registration (including a resale of Registrable Securities from an effective Shelf Registration Statement) or an underwritten offering pursuant to Section 4.5(a): (A) with respect to securities that are not Registrable Securities; or (B) if the Company has notified the Investor and all other Holders that in the good faith judgment of the Board of Directors, it would be materially detrimental to the Company or its securityholders for such registration or underwritten offering to be effected at such time, in which event the Company shall have the right to defer such registration for a period of not more than 45 days after receipt of the request of the Investor or any other Holder; provided that such right to delay a registration or underwritten offering shall be exercised by the Company (1) only if the Company has generally exercised (or is concurrently exercising) similar black-out rights against holders of similar securities that have registration rights and (2) not more than three times in any 12-month period and not more than 90 days in the aggregate in any 12-month period.
     (iv) If during any period when an effective Shelf Registration Statement is not available, the Company proposes to register any of its equity securities, other than a registration pursuant to Section 4.5(a)(i) or a Special Registration, and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Securities, the Company will give prompt written notice to the Investor and all other Holders of its intention to effect such a registration (but in no event less than ten days prior to the anticipated filing date) and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten business days after the date of the Company’s notice (a “Piggyback Registration”). Any such person that has made such a written request may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Company and the managing underwriter, if any, on or before the fifth business day prior to the planned effective date of such Piggyback Registration. The Company may terminate or withdraw any registration under this Section 4.5(a)(iv) prior to the effectiveness of such registration, whether or not the Investor or any other Holders have elected to include Registrable Securities in such registration.
     (v) If the registration referred to in Section 4.5(a)(iv) is proposed to be underwritten, the Company will so advise the Investor and all other Holders as a part of the written notice given pursuant to Section 4.5(a)(iv). In such event, the right of the Investor and all other Holders to registration pursuant to Section 4.5(a) will be conditioned upon such persons’ participation in such underwriting and the inclusion of such person’s Registrable Securities in the underwriting if such securities are of the same class of securities as the securities to be offered in the underwritten offering, and each such person will (together with the Company and the other persons distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company; provided that the Investor (as opposed to other Holders) shall not be required to indemnify any person in connection with any registration. If any participating person disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriters and the Investor (if the Investor is participating in the underwriting).
     (vi) If either (x) the Company grants “piggyback” registration rights to one or more third parties to include their securities in an underwritten offering under a Shelf Registration Statement pursuant to Section 4.5(a)(ii) or (y) a Piggyback Registration under Section 4.5(a)(iv) relates to an underwritten offering on behalf of the Company, and in either case the managing underwriters advise the Company that in their reasonable opinion the number of securities requested to be included in such offering exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Company will include in such offering only such number of securities that in the reasonable opinion of such managing underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities will be so included in the following order of priority: (A) first, in the case of a Piggyback Registration under Section 4.5(a)(iv), the securities the Company proposes to sell, (B) then the Registrable Securities of the Investor and all other Holders who have requested inclusion of Registrable Securities pursuant to Section 4.5(a)(ii) or Section 4.5(a)(iv), as applicable, pro rata on the basis of the aggregate number of such securities or shares owned by each such person, (C) then the Registrable Securities (as defined in the Series C Preferred Stock Purchase Agreement) of the Trust and all other Holders who have received Registrable Securities (as defined in the Series C Preferred Stock Purchase Agreement) from the Trust and who have requested inclusion of Registrable Securities (as defined in the Series C Preferred Stock Purchase Agreement) in accordance with the terms of the Series C Preferred Stock Purchase Agreement, pro rata on the basis of the aggregate number of such securities or shares owned by each such person and (D) lastly, any other securities of the Company that have been requested to be so included, subject to the terms of this Agreement.
     (b) Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the holders of the securities so registered pro rata on the basis of the aggregate offering or sale price of the securities so registered.
     (c) Obligations of the Company. The Company shall use its reasonable best efforts, for so long as there are Registrable Securities outstanding, to take such actions as are in its control to become a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) and once the Company becomes a well-known seasoned issuer to take such actions as are in its control to remain a well-known seasoned issuer. In addition, whenever required to effect the registration of any Registrable Securities or facilitate the distribution of Registrable Securities pursuant to an effective Shelf Registration Statement, the Company shall, as expeditiously as reasonably practicable:
     (i) Prepare and file with the SEC, not later than fifteen (15) days after the request, a registration statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to become effective, or prepare and file with the SEC not later than ten (10) days after the request a prospectus supplement with respect to a proposed offering of such Registrable Securities pursuant to an effective registration statement, subject to Section 4.5(d), and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, use all commercially reasonable efforts to keep such registration statement effective and keep such prospectus supplement current until the securities described therein are no longer Registrable Securities.
     (ii) Prepare and file with the SEC such amendments and supplements to the applicable registration statement and the prospectus or prospectus supplement used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.
     (iii) Furnish to the Holders and any underwriters such number of copies of the applicable registration statement and each such amendment and supplement thereto (including in each case all exhibits) and of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned or to be distributed by them.
     (iv) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders or any managing underwriter(s), to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such Holder; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.
     (v) Notify each Holder of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the applicable prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.
     (vi) Give written notice to the Holders:
     (A) when any registration statement filed pursuant to Section 4.5(a) or any amendment thereto has been filed with the SEC (except for any amendment effected by the filing of a document with the SEC pursuant to the Exchange Act and when such registration statement or any post-effective amendment thereto has become effective;
     (B) of any request by the SEC for amendments or supplements to any registration statement or the prospectus included therein or for additional information;
     (C) of the issuance by the SEC of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose;
     (D) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;
     (E) of the happening of any event that requires the Company to make changes in any effective registration statement or the prospectus related to the registration statement in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made); and

     (F) if at any time the representations and warranties of the Company contained in any underwriting agreement contemplated by Section 4.5(c)(x) cease to be true and correct.
     (vii) Use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of any registration statement referred to in Section 4.5(c)(vi)(C) at the earliest practicable time.
     (viii) Upon the occurrence of any event contemplated by Section 4.5(c)(v) or 4.5(c)(vi)(E), promptly prepare a post-effective amendment to such registration statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the Holders and any underwriters, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with Section 4.5(c)(vi)(E) to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Holders and any underwriters shall suspend use of such prospectus and use their reasonable best efforts to return to the Company all copies of such prospectus (at the Company’s expense) other than permanent file copies then in such Holders’ or underwriters’ possession. The total number of days that any such suspension may be in effect in any 12-month period shall not exceed 90 days.
     (ix) Use reasonable best efforts to procure the cooperation of the Company’s transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the Holders or any managing underwriter(s).
     (x) If an underwritten offering is requested pursuant to Section 4.5(a)(ii), enter into an underwriting agreement in customary form, scope and substance and take all such other actions reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith or by the managing underwriter(s), if any, to expedite or facilitate the underwritten disposition of such Registrable Securities, and in connection therewith in any underwritten offering (including making members of management and executives of the Company available to participate in “road shows”, similar sales events and other marketing activities), (A) make such representations and warranties to the Holders that are selling stockholders and the managing underwriter(s), if any, with respect to the business of the Company and its subsidiaries, and the Shelf Registration Statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in customary form, substance and scope, and, if true, confirm the same if and when requested, (B) use its reasonable best efforts to furnish the underwriters with opinions of counsel to the Company, addressed to the managing underwriter(s), if any, covering the matters customarily covered in such opinions requested in underwritten offerings, (C) use its reasonable best efforts to obtain “cold comfort” letters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any business acquired by the Company for which financial statements and financial data are included in the Shelf Registration Statement) who have certified the financial statements included in such Shelf Registration Statement, addressed to each of the managing underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters, (D) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures customary in underwritten offerings (provided that the Investor shall not be obligated to provide any indemnity), and (E) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith, their counsel and the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (A) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.
     (xi) Make available for inspection by a representative of Holders that are selling stockholders, the managing underwriter(s), if any, and any attorneys or accountants retained by such Holders or managing underwriter(s), at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors and employees of the Company to supply all information in each case reasonably requested (and of the type customarily provided in connection with due diligence conducted in connection with a registered public offering of securities) by any such representative, managing underwriter(s), attorney or accountant in connection with such Shelf Registration Statement.
     (xii) Use reasonable best efforts to cause all such Registrable Securities to be listed on each national securities exchange on which similar securities issued by the Company are then listed or, if no similar securities issued by the Company are then listed on any national securities exchange, use its reasonable best efforts to cause all such Registrable Securities to be listed on such securities exchange as the Investor may designate.
     (xiii) If requested by Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith, or the managing underwriter(s), if any, promptly include in a prospectus supplement or amendment such information as the Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith or managing underwriter(s), if any, may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such amendment as soon as practicable after the Company has received such request.
     (xiv) Timely provide to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

     (d) Suspension of Sales. Upon receipt of written notice from the Company that a registration statement, prospectus or prospectus supplement contains or may contain an untrue statement of a material fact or omits or may omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that circumstances exist that make inadvisable use of such registration statement, prospectus or prospectus supplement, the Investor and each Holder of Registrable Securities shall forthwith discontinue disposition of Registrable Securities until the Investor and/or Holder has received copies of a supplemented or amended prospectus or prospectus supplement, or until the Investor and/or such Holder is advised in writing by the Company that the use of the prospectus and, if applicable, prospectus supplement may be resumed, and, if so directed by the Company, the Investor and/or such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in the Investor and/or such Holder’s possession, of the prospectus and, if applicable, prospectus supplement covering such Registrable Securities current at the time of receipt of such notice. The total number of days that any such suspension may be in effect in any 12-month period shall not exceed 90 days.
     (e) Termination of Registration Rights. A Holder’s registration rights as to any securities held by such Holder (and its Affiliates, partners, members and former members) shall not be available unless such securities are Registrable Securities.
     (f) Furnishing Information.
     (i) Neither the Investor nor any Holder shall use any free writing prospectus (as defined in Rule 405) in connection with the sale of Registrable Securities without the prior written consent of the Company.
     (ii) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 4.5(c) that the Investor and/or the selling Holders and the underwriters, if any, shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registered offering of their Registrable Securities.
     (g) Indemnification.
     (i) The Company agrees to indemnify each Holder and, if a Holder is a person other than an individual, such Holder’s officers, directors, employees, agents, representatives and Affiliates, and each Person, if any, that controls a Holder within the meaning of the Securities Act (each, an “Indemnitee”), against any and all losses, claims, damages, actions, liabilities, costs and expenses (including reasonable fees, expenses and disbursements of attorneys and other professionals incurred in connection with investigating, defending, settling, compromising or paying any such losses, claims, damages, actions, liabilities, costs and expenses), joint or several, arising out of or based upon any untrue statement or alleged untrue statement of material fact contained in any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents incorporated therein by reference or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto); or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company shall not be liable to such Indemnitee in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (A) an untrue statement or omission made in such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto), in reliance upon and in conformity with information regarding such Indemnitee or its plan of distribution or ownership interests which was furnished in writing to the Company by such Indemnitee for use in connection with such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto, or (B) offers or sales effected by or on behalf of such Indemnitee “by means of” (as defined in Rule 159A) a “free writing prospectus” (as defined in Rule 405) that was not authorized in writing by the Company.
     (ii) If the indemnification provided for in Section 4.5(g)(i) is unavailable to an Indemnitee with respect to any losses, claims, damages, actions, liabilities, costs or expenses referred to therein or is insufficient to hold the Indemnitee harmless as contemplated therein, then the Company, in lieu of indemnifying such Indemnitee, shall contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages, actions, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnitee, on the one hand, and the Company, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, actions, liabilities, costs or expenses as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Indemnitee, on the other hand, shall be determined by reference to, among other factors, whether the untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company or by the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 4.5(g)(ii) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 4.5(g)(i). No Indemnitee guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Company if the Company was not also guilty of such fraudulent misrepresentation.
     (h) Assignment of Registration Rights. The rights of the Investor to registration of Registrable Securities pursuant to Section 4.5(a) may be assigned by the Investor to a transferee or assignee of Registrable Securities with a liquidation preference or, in the case of Registrable Securities other than Series E Preferred Stock, a market value, no less than an amount equal to $200 million; provided, however, the transferor shall, within ten days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the number and type of Registrable Securities that are being assigned. For purposes of this Section 4.5(h), “market value” per share of Common Stock shall be the last reported sale price of the Common Stock on the national securities exchange on which the Common Stock is listed or admitted to trading on the last trading day prior to the proposed transfer and “market value” of the Exchange Shares shall be the market value of a number of shares of Common Stock issuable upon conversion of such Exchange Shares (whether or not such Exchange Shares are then convertible).
     (i) Clear Market. With respect to any underwritten offering of Registrable Securities by the Investor or other Holders pursuant to this Section 4.5, the Company agrees not to effect (other than pursuant to such registration or pursuant to a Special Registration) any public sale or distribution, or to file any Shelf Registration Statement (other than such registration or a Special Registration) covering, in the case of an underwritten offering of Common Stock, any of its equity securities or, in the case of an underwritten offering of Series E Preferred Stock, any preferred stock of the Company, or, in each case, any securities convertible into or exchangeable or exercisable for such securities, during the period not to exceed 10 days prior and 60 days following the effective date of such offering or such longer period up to 90 days as may be requested by the managing underwriter for such underwritten offering. The Company also agrees to cause such of its directors and senior executive officers to execute and deliver customary lock-up agreements in such form and for such time period up to 90 days as may be requested by the managing underwriter. “Special Registration” means the registration of (A) equity securities and/or options or other rights in respect thereof solely registered on Form S-4 or Form S-8 (or successor form) or (B) shares of equity securities and/or options or other rights in respect thereof to be offered to directors, members of management, employees, consultants, customers, lenders or vendors of the Company or Company Subsidiaries or in connection with dividend reinvestment plans.
     (j) Rule 144; Rule 144A. With a view to making available to the Investor and Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:
     (i) make and keep public information available, as those terms are understood and defined in Rule 144(c)(1) or any similar or analogous rule promulgated under the Securities Act, at all times after the Signing Date;
     (ii) (A) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act, and (B) if at any time the Company is not required to file such reports, make available, upon the request of any Holder, such information necessary to permit sales pursuant to Rule 144A (including the information required by Rule 144A(d)(4) under the Securities Act);

     (iii) so long as the Investor or a Holder owns any Registrable Securities, furnish to the Investor or such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act, and of the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as the Investor or Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities to the public without registration; and
     (iv) take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act.
     (k) As used in this Section 4.5, the following terms shall have the following respective meanings:
     (i) “Holder” means the Investor and any other holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 4.5(h).
     (ii) “Holders’ Counsel” means one counsel for the selling Holders chosen by Holders holding a majority interest in the Registrable Securities being registered.
     (iii) “Register,” “registered,” and “registration” shall refer to a registration effected by preparing and (A) filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration statement or (B) filing a prospectus and/or prospectus supplement in respect of an appropriate effective registration statement on Form S-3.
     (iv) “Registrable Securities” means (A) all Series E Preferred Stock and all Exchange Shares and (B) any equity securities issued or issuable directly or indirectly with respect to the securities referred to in the foregoing clause (A) by way of conversion, exercise or exchange thereof dividend or share split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization; provided that, once issued, such securities will not be Registrable Securities when (1) they are sold pursuant to an effective registration statement under the Securities Act, (2) except as provided below in Section 4.5(o), they may be sold pursuant to Rule 144 without limitation thereunder on volume or manner of sale, (3) they shall have ceased to be outstanding or (4) they have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities. No Registrable Securities may be registered under more than one registration statement at any one time.
     (v) “Registration Expenses” mean all expenses incurred by the Company in effecting any registration pursuant to this Agreement (whether or not any registration or prospectus becomes effective or final) or otherwise complying with its obligations under this Section 4.5, including all registration, filing and listing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, expenses incurred in connection with any “road show”, the reasonable fees and disbursements of Holders’ Counsel, and expenses of the Company’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, but shall not include Selling Expenses.
     (vi) “Rule 144”, “Rule 144A”, “Rule 159A”, “Rule 405” and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time.
     (vii) “Selling Expenses” mean all discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of Holders’ Counsel included in Registration Expenses).
     (l) At any time, any holder of Securities (including any Holder) may elect to forfeit its rights set forth in this Section 4.5 from that date forward; provided that a Holder forfeiting such rights shall nonetheless be entitled to participate under Section 4.5(a)(iv) – (vi) in any Pending Underwritten Offering to the same extent that such Holder would have been entitled to if the holder had not withdrawn; and provided, further, that no such forfeiture shall terminate a Holder’s rights or obligations under Section 4.5(f) with respect to any prior registration or Pending Underwritten Offering. “Pending Underwritten Offering” means, with respect to any Holder forfeiting its rights pursuant to this Section 4.5(l), any underwritten offering of Registrable Securities in which such Holder has advised the Company of its intent to register its Registrable Securities either pursuant to Section 4.5(a)(ii) or 4.5(a)(iv) prior to the date of such Holder’s forfeiture.
     (m) Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if the Company fails to perform any of its obligations under this Section 4.5 and that the Investor and the Holders from time to time may be irreparably harmed by any such failure, and accordingly agree that the Investor and such Holders, in addition to any other remedy to which they may be entitled at law or in equity, to the fullest extent permitted and enforceable under applicable law, shall be entitled to compel specific performance of the obligations of the Company under this Section 4.5 in accordance with the terms and conditions of this Section 4.5.
     (n) No Inconsistent Agreements. The Company shall not, on or after the Signing Date, enter into any agreement with respect to its securities that may impair the rights granted to the Investor and the Holders under this Section 4.5 or that otherwise conflicts with the provisions hereof in any manner that may impair the rights granted to the Investor and the Holders under this Section 4.5. In the event the Company has, prior to the Signing Date, entered into any agreement with respect to its securities that is inconsistent with the rights granted to the Investor and the Holders under this Section 4.5 (including agreements that are inconsistent with the order of priority contemplated by Section 4.5(a)(vi)) or that may otherwise conflict with the provisions hereof, the Company shall use its reasonable best efforts to amend such agreements to ensure they are consistent with the provisions of this Section 4.5.
     (o) Certain Offerings by the Investor. In the case of any securities held by the Investor that cease to be Registrable Securities solely by reason of clause (2) in the definition of “Registrable Securities,” the provisions of Sections 4.5(a)(ii), clauses (iv), (ix) and (x)-(xii) of Section 4.5(c), Section 4.5(g) and Section 4.5(i) shall continue to apply until such securities otherwise cease to be Registrable Securities. In any such case, an “underwritten” offering or other disposition shall include any distribution of such securities on behalf of the Investor by one or more broker-dealers, an “underwriting agreement” shall include any purchase agreement entered into by such broker-dealers, and any “registration statement” or “prospectus” shall include any offering document approved by the Company and used in connection with such distribution.
     4.6 Depositary Shares. Upon request by the Investor in connection with a proposed transfer of the Series E Preferred Stock, the Company shall promptly enter into a depositary arrangement, pursuant to customary agreements reasonably satisfactory to the Investor and with a depositary reasonably acceptable to the Investor, pursuant to which the Series E Preferred Stock may be deposited and depositary shares, each representing a fraction of a Series E Preferred Stock as specified by the Investor, may be issued. From and after the execution of any such depositary arrangement, and the deposit of any Series E Preferred Stock pursuant thereto, the depositary shares issued pursuant thereto shall be deemed “Series E Preferred Stock” and, as applicable, “Registrable Securities” for purposes of this Agreement.
     4.7 Restriction on Dividends and Repurchases.
     (a) Notwithstanding any contrary provision of Section 4.8 of the Securities Purchase Agreement dated as of November 25, 2008 between the Company and the Investor, as amended (the “Series D Preferred Stock Purchase Agreement”), prior to the earlier of (x) the fifth anniversary of the Closing Date and (y) the date on which the Series E Preferred Stock has been redeemed in whole or the Investor has transferred all of the Series E Preferred Stock to third parties which are not Affiliates of the Investor, neither the Company nor any Company Subsidiary shall, without the consent of the Investor:
     (i) declare or pay any dividend or make any distribution on the Common Stock (other than (A) dividends payable solely in shares of Common Stock and (B) dividends or distributions of rights or Junior Stock in connection with a stockholders’ rights plan); or
     (ii) redeem, purchase or acquire any shares of Common Stock or other capital stock or other equity securities of any kind of the Company, or any trust preferred securities issued by the Company or any Affiliate of the Company, other than (A) redemptions, purchases or other acquisitions of any such securities held by the Investor, (B) redemptions, purchases or other acquisitions of the Series E Preferred Stock, (C) purchases or other acquisitions of Series C Preferred Stock from the Trust,

(D) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock, in each case in this clause (D) in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases to offset the Share Dilution Amount (as defined below) pursuant to a publicly announced repurchase plan) and consistent with past practice; provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount, (E) any redemption or repurchase of rights pursuant to any stockholders’ rights plan, (F) the acquisition by the Company or any of the Company Subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than the Company or any other Company Subsidiary), including as trustees or custodians (the “Permitted Repurchases”), (G) the conversion of the Series C Preferred Stock into Common Stock and (H) the exchange or conversion of Junior Stock (other than the Series C Preferred Stock) for or into other Junior Stock or of Parity Stock or trust preferred securities for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case set forth in this clause (H), solely to the extent required pursuant to binding contractual agreements entered into prior to the Signing Date or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock. “Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with GAAP, and as measured from the date of the Company’s most recently filed financial statements of the Company and its consolidated subsidiaries prior to the Closing Date) resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.
     (b) Until such time as the Investor ceases to own any Series E Preferred Stock, the Company shall not repurchase any Series E Preferred Stock from any holder thereof, whether by means of open market purchase, negotiated transaction, or otherwise, other than Permitted Repurchases, unless it offers to repurchase a ratable portion of the Series E Preferred Stock then held by the Investor on the same terms and conditions.
     (c) “Junior Stock” means Common Stock, the Series C Preferred Stock (after the Company’s stockholders approve the amendment described in Section 3.1(b) to the Charter to have the Series E Preferred Stock rank senior to the Series C Preferred Stock) and any other class or series of stock of the Company (i) initially issued to any person other than the Investor or (ii) initially issued to the Investor and the terms of which expressly provide that it ranks junior to the Series E Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Company. “Parity Stock” means the Series C Preferred Stock (before the Company’s stockholders approve the Charter amendment referred to in Section 3.1(b)) and any class or series of stock of the Company the terms of which do not expressly provide that such class or series will rank senior or junior to the Series E Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Company (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).

     4.8 Repurchase of Investor Securities.
     (a) Following the redemption in whole of the Series E Preferred Stock held by the Investor or the Transfer by the Investor of all of the Series E Preferred Stock to one or more third parties not affiliated with the Investor and so long as the Investor does not Control the Company, the Company may repurchase, in whole or in part, at any time any other equity or debt securities of the Company owned by the Investor and then held by the Investor, upon notice given as provided in clause (b) below, at the Fair Market Value of the equity or debt security. For the avoidance of doubt, while there is Board of Directors control (or the potential to gain Board of Directors control as a result of existing contractual rights) by the Investor (or any affiliate of the Investor), the Company may not exercise its rights under this Section 4.8.
     (b) Notice of every repurchase of equity securities of the Company held by the Investor shall be given at the address and in the manner set forth for such party in Section 5.6. Each notice of repurchase given to the Investor shall state: (i) the number and type of securities to be repurchased, (ii) the Board of Directors’ determination of Fair Market Value of such securities and (iii) the place or places where certificates representing such securities are to be surrendered for payment of the repurchase price. The repurchase of the securities specified in the notice shall occur as soon as practicable following the determination of the Fair Market Value of the securities.
     (c) As used in this Section 4.8, the following terms shall have the following respective meanings:
     (i) “Appraisal Procedure” means a procedure whereby two independent appraisers, one chosen by the Company and one by the Investor, shall mutually agree upon the Fair Market Value. Each party shall deliver a notice to the other appointing its appraiser within 10 days after the Appraisal Procedure is invoked. If within 30 days after appointment of the two appraisers they are unable to agree upon the Fair Market Value, a third independent appraiser shall be chosen within 10 days thereafter by the mutual consent of such first two appraisers. The decision of the third appraiser so appointed and chosen shall be given within 30 days after the selection of such third appraiser. If three appraisers shall be appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive upon the Company and the Investor; otherwise, the average of all three determinations shall be binding upon the Company and the Investor. The costs of conducting any Appraisal Procedure shall be borne by the Company.
     (ii) “Fair Market Value” means, with respect to any security, the fair market value of such security as determined by the Board of Directors, acting in good faith in reliance on an opinion of a nationally recognized independent investment banking firm retained by the Company for this purpose and certified in a resolution to the Investor. If the Investor does not agree with the Board of Directors’ determination, it may object in writing within 10 days of receipt of the Board of Directors’ determination. In the event of such an objection, an authorized representative of the Investor and the chief executive officer of the Company shall promptly meet to resolve the objection and to agree upon the Fair Market Value. If the chief executive officer and the authorized representative are unable to agree on the Fair Market Value during the 10-day period following the delivery of the Investor’s objection, the Appraisal Procedure may be invoked by either party to determine the Fair Market Value by delivery of a written notification thereof not later than the 30th day after delivery of the Investor’s objection.
     (iii) “Control” means the power to direct the management and policies of the Company, directly or indirectly, whether through the ownership of voting securities, by contract, by the power to control the Board of Directors or otherwise.
     4.9 Executive Compensation.
     (a) During the Relevant Period, the Company shall take all necessary action to ensure that its Benefit Plans comply in all respects with Section 111 of the EESA, including the provisions for Systemically Significant Failing Institutions, as implemented by any guidance or regulation thereunder, including Notice 2008-PSSFI, any amendments to Notice 2008-PSSFI, or any other guidance or regulations under Section 111 of the EESA, as the same shall be in effect from time to time (“Compensation Regulations”), and shall not adopt any new Benefit Plan (i) that does not comply therewith or (ii) that does not expressly state and require that such Benefit Plan and any compensation thereunder shall be subject to any relevant Compensation Regulations adopted, issued or released on or after the date any such Benefit Plan is adopted. To the extent that the Compensation Regulations change during the Relevant Period in a manner that requires changes to then-existing Benefit Plans, the Company shall effect such changes to its Benefit Plans as promptly as practicable after it has actual knowledge of such changes in order to be in compliance with this Section 4.9(a) (and shall be deemed to be in compliance for a reasonable period to effect such changes).
     (b) (1) In addition to the requirements set forth in Section 4.9(a) above, the Company shall, during the Relevant Period, take all necessary action to limit any “golden parachute payments” to the employees of the Company and the Company Subsidiaries who participate in the Company’s Senior Partners Plan (the “Senior Partners”) to the amounts permitted by the regulations relating to participants in the EESA Capital Purchase Program and the guidelines and rules relating thereto, including the rules set forth in 31 CFR Part 30, that have been issued and are in effect as of the Closing Date, as if such Senior Partners were Senior Executive Officers for purposes of the EESA (except that equity denominated awards settled solely in equity shall not be included in such limit on “golden parachute payments” to Senior Partners). “Senior Executive Officers” means the Company’s “senior executive officers” as defined in Section 111 of the EESA and regulations issued or to be issued thereunder, including the rules set forth in 31 CFR Part 30 or any rules that replace 31 CFR Part 30; provided that, solely for purposes of the foregoing sentence, “Senior Executive Officers” shall mean the Company’s “senior executive officers” as defined in Section 111 of the EESA and regulations issued thereunder, including the rules set forth in 31 CFR Part 30 that have been issued and are effective as of the Closing Date.

     (2) In addition to the requirements set forth in Section 4.9(a) above, in furtherance of the Company’s commitment to limit golden parachute payments to certain Senior Partners as set forth in Section 4.9(b)(1), and to ensure compliance with the provisions of the EESA Capital Purchase Program and the guidelines and regulations relating thereto applicable to certain Senior Partners pursuant to Section 4.9(b)(1), it is further agreed that the Company shall take all necessary action to ensure that the sum of (A) a Senior Partner’s annual bonus for 2009, (B) all retention payments paid or payable to such Senior Partner under any retention arrangement between the Senior Partner and the Company for any period ending on or prior to March 31, 2010 and (C) any and all amounts paid or payable to such Senior Partner in connection with the termination of such Senior Partner’s employment prior to March 31, 2010 which would be taken into account in applying the compensation limitation under Section 4.9(b)(1) above, other than any payments pursuant to outstanding awards under the Company’s Senior Partners Plan, shall not exceed 3.5 times the sum of such Senior Partner’s base salary and target annual bonus for 2008. For this purpose, actual annual bonus for 2009 and target annual bonus for 2008 will include supplemental bonus and quarterly cash payments under the Company’s historic quarterly bonus program consistent with, and in amounts not exceeding, past practice.
     (3) For the avoidance of doubt, (i) the limits of Sections 4.9(b)(1) and (2) are in addition to any applicable requirements under provisions of the EESA prohibiting golden parachute payments to the Senior Executive Officers and the relevant Compensation Regulations, and (ii) to the extent that any Benefit Plan or any payment permissible under Section 4.9(c) is inconsistent with any relevant Compensation Regulations, such Compensation Regulations shall control.
          Notwithstanding the other provisions of this Section 4.9(b), the Company’s obligations under this Section 4.9(b) shall be on a best efforts basis with respect to the Senior Partners who are not U.S.-based to the extent of its existing Benefit Plans. In addition, after the Closing Date in connection with the hiring or promotion of a Covered Employee and/or the promulgation of applicable Compensation Regulations, to the extent any Covered Employee shall not have executed a waiver with respect to the application to such Covered Employee of the Compensation Regulations, the Company shall use its best efforts to (i) obtain from such Covered Employee a waiver in a form satisfactory to the Investor and (ii) deliver such waiver to the Investor as promptly as possible. “Covered Employee” means each (i) Senior Executive Officer, (ii) Senior Partner and (iii) other employee of the Company or its subsidiaries determined at any time to be subject to Section 111 of the EESA.
     (c) During the Relevant Period, the Company shall take all necessary action to ensure that the annual bonus pools payable to the Senior Executive Officers and the Senior Partners in respect of each of 2008 and 2009 shall not exceed the average of the annual bonus pools paid to the Senior Executive Officers and the Senior Partners for 2006 and 2007 (in each case exclusive of the Company’s historic quarterly bonus program including but not limited to supplemental bonus and quarterly cash payments, the amount of which will not increase for any participant) and subject to appropriate adjustment for new hires and departures.
     (d) [RESERVED].
     (e) The Company confirms that none of (i) the proceeds of the Purchase Price (as such term is used and defined in the Series D Preferred Stock Purchase Agreement) or (ii) the funds provided to the Company under the Credit Agreement (collectively, the “Funds”) were used nor shall they be used to pay annual bonuses, or other future cash performance awards to executives of the Company or Senior Partners. The parties desire that this confirmation be auditable and agree that there are a number of appropriate methods for verifying this confirmation (particularly in light of expected business changes at the Company). Until the date that any annual bonuses in respect of 2009 are paid, it is agreed that the test for the foregoing will be that, at the time when any annual bonuses or cash performance awards granted after the date of this Agreement are paid to executive officers or Senior Partners, the Company will have received aggregate dividends, distributions and other payments from its subsidiaries subsequent to September 16, 2008 greater than the aggregate amount of such annual bonuses, such cash performance awards and amounts paid pursuant to the Company’s historic quarterly bonus program (including but not limited to supplemental bonus and quarterly cash payments, the amount of which will not increase for any participant) paid to executive officers and Senior Partners subsequent to that date. At and after the date that any annual bonuses in respect of 2009 are paid, the test for the foregoing confirmation will be that, at the time when any annual bonuses or cash performance awards granted after the date of this Agreement are vested or otherwise earned by executive officers or Senior Partners, the aggregate adjusted net income for the relevant year (being the year in which or in respect of which such bonuses or awards are vested or so earned) of the insurance company subsidiaries of the Company included for such year in the consolidated financial statements of the Company, excluding any such adjusted net income that was dividended or otherwise distributed to the Company and taken into account in satisfying the test under the prior sentence, shall exceed the aggregate amount of such annual bonuses, such cash performance awards and amounts pursuant to the Company’s historic quarterly bonus program (including but not limited to supplemental bonus and quarterly cash payments, the amount of which will not increase for any participant), in each case vested or otherwise earned in or in respect of such year. Each party agrees to negotiate in good faith and promptly at the request of the other to develop additional or alternative appropriate formulations to test for this confirmation.
     (f) The Company confirms that none of the Funds have been nor shall be used to pay any electively deferred compensation in respect of or otherwise resulting from the termination of the deferred compensation plans by the Company or the Company subsidiaries as described in Item 5.02 of the Company’s Current Report on Form 8-K dated November 18, 2008.
     (g) The parties agree that Sections 4.10(b) and (c) of the Series D Preferred Stock Purchase Agreement shall remain in full force and effect in accordance with their terms during the period that only the Warrant is outstanding and the Investor no longer owns any Series E Preferred Stock.

     4.10 Restrictions on Lobbying. Until such time as the Investor ceases to own any Series E Preferred Stock, the Company shall continue to maintain and implement its comprehensive written policy on lobbying, governmental ethics and political activity and distribute such policy to all Company employees and lobbying firms involved in any such activity. Any material amendments to such policy shall require the prior written consent of the Investor until the Investor no longer owns any Series E Preferred Stock, and any material deviations from such policy, whether in contravention thereof or pursuant to waivers provided for thereunder, shall promptly be reported to the Investor. Such policy shall, at a minimum, (i) require compliance with all applicable law; (ii) apply to the Company, the Company Subsidiaries and affiliated foundations; (iii) govern (a) the provision of items of value to any government officials, (b) lobbying and (c) political activities and contributions; and (iv) provide for (a) internal reporting and oversight and (b) mechanisms for addressing non-compliance with the policy.
     4.11 Restrictions on Expenses. Until such time as the Investor ceases to own any Series E Preferred Stock, the Company shall continue to maintain and implement its comprehensive written policy on corporate expenses and distribute such policy to all Company employees by posting such policy on the Company’s intranet and directing all Company employees via electronic mail to review such policy as posted. Any material amendments to such policy shall require the prior written consent of the Investor until such time as the Investor no longer owns any Series E Preferred Stock, and any material deviations from such policy, whether in contravention thereof or pursuant to waivers provided for thereunder, shall promptly be reported to the Investor. Such policy shall, at a minimum: (i) require compliance with all applicable law; (ii) apply to the Company and the Company Subsidiaries; (iii) govern (a) the hosting, sponsorship or other payment for conferences and events, (b) the use of corporate aircraft, (c) travel accommodations and expenditures, (d) consulting arrangements with outside service providers, (e) any new lease or acquisition of real estate, (f) expenses relating to office or facility renovations or relocations and (g) expenses relating to entertainment or holiday parties; and (iv) provide for (a) internal reporting and oversight and (b) mechanisms for addressing non-compliance with the policy.
     4.12 Risk Management Committee. The Company has established and, during the Relevant Period, will maintain a risk management committee of the Board of Directors that will oversee the major risks involved in the Company’s business operations and review the Company’s actions to mitigate and manage those risks.
     4.13 Dividend Rate Adjustment. The dividend rate on the Series E Preferred Stock beneficially owned at the time by the Investor is subject to adjustment in the sole discretion of the Secretary of the Department of the Treasury in light of, inter alia, then-prevailing economic conditions and the financial condition of the Company, with the objective of protecting the U.S. taxpayer.

Article 5
Miscellaneous
     5.1 Termination. This Agreement may be terminated at any time prior to the Closing:
     (a) by either the Investor or the Company if the Closing shall not have occurred by the 30th calendar day following the Signing Date; provided, however, that in the event the Closing has not occurred by such 30th calendar day, the parties will consult in good faith to determine whether to extend the term of this Agreement, it being understood that the parties shall be required to consult only until the fifth day after such 30th calendar day and not be under any obligation to extend the term of this Agreement thereafter; provided, further, that the right to terminate this Agreement under this Section 5.1(a) shall not be available to any party whose breach of any representation or warranty or failure to perform any obligation under this Agreement shall have caused or resulted in the failure of the Closing to occur on or prior to such date; or
     (b) by either the Investor or the Company in the event that any Governmental Entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or
     (c) by the mutual written consent of the Investor and the Company.
     In the event of termination of this Agreement as provided in this Section 5.1, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except that nothing herein shall relieve either party from liability for any breach of this Agreement.
     5.2 Survival of Representations and Warranties. All covenants and agreements, other than those which by their terms apply in whole or in part after the Closing, shall terminate as of the Closing. The representations and warranties of the Company made herein or in any certificates delivered in connection with the Closing shall survive the Closing without limitation.
     5.3 Amendment. No amendment of any provision of this Agreement will be effective unless made in writing and signed by an officer or a duly authorized representative of each party; provided that the Investor may unilaterally amend any provision of this Agreement to the extent required to comply with any changes after the Signing Date in applicable federal statutes. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative of any rights or remedies provided by law.
     5.4 Waiver of Conditions. The conditions to each party’s obligation to consummate the Exchange are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. No waiver will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.
     5.5 Governing Law: Submission to Jurisdiction, Etc. This Agreement, and the rights and obligations of the parties hereunder, shall be governed by, and construed and interpreted in accordance with, United States federal law and not the law of any State. To the extent that a court looks to the laws of any State to determine or define the United States federal law, it is the intention of the parties hereto that such court shall look only to the laws of the State of New York without regard to the rules of conflicts of laws. Each of the parties hereto agrees (a) to submit to the exclusive jurisdiction and venue of the United States District Court for the District of Columbia and the United States Court of Federal Claims for any and all actions, suits or proceedings arising out of or relating to this Agreement or the transactions contemplated hereby, and (b) that notice may be served upon (i) the Company at the address and in the manner set forth for notices to the Company in Section 5.6 and (ii) the Investor in accordance with federal law. To the extent permitted by applicable law, each of the parties hereto hereby unconditionally waives trial by jury in any legal action or proceeding relating to this Agreement or the transactions contemplated hereby.
     5.6 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (b) on the second business day following the date of dispatch if delivered by a recognized next day courier service. All notices to the Company shall be delivered to the address set forth below, or pursuant to such other instruction as may be designated in writing by the Company to the Investor. All notices to the Investor shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the Investor to the Company.
     If to the Investor:
United States Department of the Treasury
1500 Pennsylvania Avenue, NW
Washington, DC 20220
Attention: Chief Counsel, Office of Financial Stability
Telecopy: (202) 927-9225
Email: ofschiefcounselnotices@do.treas.gov
          TARP.Compliance@do.treas.gov
     If to the Company:
American International Group, Inc.
70 Pine Street, New York, New York 10270
Attention: General Counsel
Facsimile: (212) 785-2175
Telephone: (212) 770-7000

with a copy to:
Sullivan & Cromwell LLP
125 Broad Street, New York, New York 10004
Attention: Robert W. Reeder III, Michael M. Wiseman
Telephone: (212) 558-4000
     5.7 Definitions.
     (a) When a reference is made in this Agreement to a subsidiary of a person, the term “subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity (x) of which such person or a subsidiary of such person is a general partner or (y) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or persons performing similar functions with respect to such entity, is directly or indirectly owned by such person and/or one or more subsidiaries thereof; provided that no Fund shall be a subsidiary for purposes of this Agreement.
     (b) The term “Fund” means any investment vehicle managed by the Company or an Affiliate of the Company and created in the ordinary course of the Company’s asset management business for the purpose of selling Equity Interests in such investment vehicle to third parties. “Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any entity, and any option, warrant or other right entitling the holder thereof to purchase or otherwise acquire any such equity interest.
     (c) The term “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such person, whether through the ownership of voting securities by contract or otherwise.
     5.8 Assignment. Neither this Agreement nor any right, remedy, obligation nor liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of the other party, and any attempt to assign any right, remedy, obligation or liability hereunder without such consent shall be void, except (a) an assignment, in the case of a Business Combination, as defined below, where such party is not the surviving entity, or a sale of substantially all of its assets, to the entity which is the survivor of such Business Combination or the purchaser in such sale and (b) as provided in Section 4.5. “Business Combination” means merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Company’s stockholders.
     5.9 Severability. If any provision of this Agreement, or the application thereof to any person or circumstance, is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.
     5.10 Entire Agreement. This Agreement (including the Annexes and Schedules hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof.
     5.11 No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the Company and the Investor any benefit, right or remedies, except that the provisions of Section 4.5 shall inure to the benefit of the persons referred to in that Section.
     5.12 Survival of Series D Preferred Stock Purchase Agreement. Except for Sections 4.8, 4.10 (except to the extent provided in Section 4.9(g) herein) and 4.13 of the Series D Preferred Stock Purchase Agreement, which sections shall no longer be applicable following the Exchange, the remaining provisions of the Series D Preferred Stock Purchase Agreement shall remain in full force and effect in accordance with their terms following the Exchange.
[Signature Page Follows]

     In witness whereof, this Agreement has been duly executed and delivered by the duly authorized representatives of the parties hereto as of the date written below.

AMERICAN INTERNATIONAL GROUP, INC.
By:	/s/ Anastasia D. Kelly
	Name:	Anastasia D. Kelly
	Title:	Vice Chairman

UNITED STATES DEPARTMENT OF THE TREASURY
By:	/s/ Neel Kashkari
	Name:	Neel Kashkari
	Title:	Interim Assistant Secretary For Financial Stability

     Date: April 17, 2009

SCHEDULE A
ADDITIONAL TERMS AND CONDITIONS
Company Information:
     Name of the Company: American International Group, Inc.
     Corporate or other organizational form: Corporation
     Jurisdiction of Organization: Delaware
Terms of the Exchange:
     Series of Serial Preferred Stock Exchanged: Series D Fixed Rate Cumulative Perpetual Preferred Stock for Series E Fixed Rate Non-Cumulative Perpetual Preferred Stock (the “Series E Preferred Stock”)
     Per Share Liquidation Preference of Series E Preferred Stock: $104,011.44
     Number of Shares of Series E Preferred Stock Received upon Exchange: 400,000

Dividend Payment Dates on the Series E Preferred Stock: February 1, May 1, August 1 and November 1

Closing:

Location of Closing:	Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004

Time of Closing:	2:00 p.m., New York time

Date of Closing:	April 17, 2009

SCHEDULE B
CAPITALIZATION
Capitalization Date: April 15, 2009
Common Stock
Par value: $2.50 per share
Total Authorized: 5,000,000,000
Outstanding: 2,690,805,447
Subject to warrants, options, convertible securities, etc.: Up to 154,738,080 shares are reserved for issuance pursuant to the Purchase Contract Agreement between the Company and The Bank of New York, as Purchase Contract Agent, dated as of May 16, 2008
Reserved for benefit plans and other issuances: 166,516,638 (as of April 15, 2009)
Remaining authorized but unissued: 2,309,194,553
Shares issued after Capitalization Date (other than pursuant to warrants, options, convertible securities, etc. as set forth above): 0
Serial Preferred Stock
Par value: $5.00 per share
Total Authorized: 6,000,000
Outstanding (by series):
- 100,000 shares of Series C Perpetual, Convertible, Participating Preferred Stock, par value $5.00 per share that is convertible into Common Stock1; and

[1]	In accordance with Section 6.1 and Section 6.2 of the Securities Purchase Agreement for the Series C Perpetual, Convertible, Participating Preferred Stock the Company has agreed to amend, among other things, (i) the Charter to reduce the par value of the Common Stock to $0.000001 per share, and increase the number of authorized shares of Common Stock to 19 billion, (ii) the Charter to reduce the par value of the Company’s Serial Preferred Stock (as defined in the Charter) to $0.00004 per share and increase the number of authorized shares of the Company’s Serial Preferred Stock to 13 billion (the “Serial Preferred Stock Amendment Proposal”) and (iii) the
(...continued)

- 4,000,000 shares of the Series D Fixed Rate Cumulative Perpetual Preferred Stock par value $5.00 and liquidation preference $10,000 per share.
Issued: 4,100,000
Reserved for Issuance: 0
Remaining authorized but unissued: 1,900,000

(continued...)
Certificate of Designations such that (1) the number of shares of Series C Preferred Stock authorized and outstanding upon the effectiveness of the Serial Preferred Stock Amendment Proposal shall be the Number of Underlying Shares (as defined in the Certificate of Designations) as of the effective date of the Serial Preferred Stock Amendment Proposal, (2) the Conversion Ratio (as defined in the Certificate of Designations) as of any date shall equal the quotient obtained by dividing (x) the Number of Outstanding Shares (as defined in the Certificate of Designations) as of such date by (y) the Number of Outstanding Shares as of the effective date of such amendment and (3) the liquidation preference per share of the Series C Preferred Stock shall be $500,000 divided by the Number of Underlying Shares as of the effective date of such amendment.

ANNEX A
FORM OF CERTIFICATE OF DESIGNATIONS
(SEE ATTACHED)

CERTIFICATE OF DESIGNATIONS
OF
SERIES E FIXED RATE NON-CUMULATIVE PERPETUAL PREFERRED STOCK
OF
AMERICAN INTERNATIONAL GROUP, INC.
     American International Group, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Company”), hereby certifies that the following resolution was adopted by the Board of Directors of the Company (the “Board of Directors”) as required by Section 151 of the General Corporation Law of the State of Delaware at a meeting duly held on April 17, 2009.
     RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors in accordance with the provisions of the Restated Certificate of Incorporation, as amended, the Board of Directors hereby creates a series of serial preferred stock, par value $5.00 per share, of the Company, and hereby states the designation and number of shares, and fixes the voting and other powers, and the relative rights and preferences, and the qualifications, limitations and restrictions thereof, as follows:
Series E Fixed Rate Non-Cumulative Perpetual Preferred Stock:
     Part 1. Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of serial preferred stock of the Company a series of preferred stock designated as the “Series E Fixed Rate Non-Cumulative Perpetual Preferred Stock” (the “Series E Preferred Stock”). The authorized number of shares of the Series E Preferred Stock shall be 400,000. Such number of shares may be decreased by resolution of the Board of Directors, subject to the terms and conditions hereof; provided that no decrease shall reduce the number of shares of the Series E Preferred Stock to a number less than the number of shares then outstanding.
     Part 2. Standard Provisions. The Standard Provisions contained in Annex A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of this Certificate of Designations to the same extent as if such provisions had been set forth in full herein.
     Part 3. Definitions. The following terms are used in this Certificate of Designations (including the Standard Provisions in Annex A hereto) as defined below:
     (a) “Common Stock” means the common stock, par value $2.50 per share, of the Company.
     (b) “Convertible Preferred Stock” means the Series C Perpetual, Convertible, Participating Preferred Stock of the Company. The Convertible Preferred Stock shall be

Parity Stock; provided that the Convertible Preferred Stock shall be Junior Stock following the effectiveness of an amendment to the Charter to allow the Series E Preferred Stock and any other series of preferred stock of the Company subsequently issued to the United States Department of the Treasury to rank senior to the Convertible Preferred Stock as to dividend rights and/or rights upon the liquidation, dissolution and winding up of the Company (the “Amendment”).
     (c) “Dividend Payment Date” means February 1, May 1, August 1 and November 1 of each year.
     (d) “Junior Stock” means the Common Stock, the Convertible Preferred Stock (following the Amendment) and any class or series of stock of the Company (i) initially issued to any person other than the United States Department of the Treasury or (ii) initially issued to the United States Department of the Treasury and the terms of which expressly provide that it ranks junior to the Series E Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Company.
     (e) “Liquidation Amount” means $104,011.44 per share of the Series E Preferred Stock.
     (f) “Parity Stock” means the Convertible Preferred Stock (before the Amendment) and any class or series of stock of the Company (other than the Series E Preferred Stock) the terms of which do not expressly provide that such class or series will rank senior or junior to the Series E Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Company (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).
     (g) “Signing Date” means April 17, 2009.
     Part 4. Certain Voting Matters. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of the Series E Preferred Stock and any Voting Parity Stock has been cast or given on any matter on which the holders of shares of the Series E Preferred Stock and any Voting Parity Stock are entitled to vote or consent together as a class shall be determined by the Company by reference to the specified liquidation amount of the shares of the Series E Preferred Stock voted or with respect to which a consent has been received as if the Company were liquidated on the record date for such vote or consent, if any, or, in the absence of a record date, on the date for such vote or consent. For purposes of determining the voting rights of the holders of the Series E Preferred Stock under Section 7 of the Standard Provisions forming part of this Certificate of Designations, each holder will be entitled to one vote for each $10,000 of liquidation preference to which such holder’s shares are entitled.
[Remainder of Page Intentionally Left Blank]

2

     IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed on its behalf by its                                          and attested by its Secretary this 17th day of April, 2009.

AMERICAN INTERNATIONAL GROUP, INC.
By:
Name:
Title:

ATTEST:

Name:
Title: Secretary

ANNEX A
STANDARD PROVISIONS
     Section 1. General Matters. Each share of the Series E Preferred Stock shall be identical in all respects to every other share of the Series E Preferred Stock. The Series E Preferred Stock shall be perpetual, subject to the provisions of Section 5 of these Standard Provisions that form a part of the Certificate of Designations. The Series E Preferred Stock (a) shall rank senior to the Junior Stock in respect of the right to receive dividends and the right to receive payments out of the assets of the Company upon voluntary or involuntary liquidation, dissolution or winding up of the Company and (b) shall be of equal rank with Parity Stock as to the right to receive dividends and the right to receive payments out of the assets of the Company upon voluntary or involuntary liquidation, dissolution or winding up of the Company.
     Section 2. Standard Definitions. As used herein with respect to the Series E Preferred Stock:
     (a) “Applicable Dividend Rate” means 10% per annum.
     (b) “Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Company’s stockholders.
     (c) “Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.
     (d) “Bylaws” means the bylaws of the Company, as they may be amended from time to time.
     (e) “Certificate of Designations” means the Certificate of Designations or comparable instrument relating to the Series E Preferred Stock, of which these Standard Provisions form a part, as it may be amended from time to time.
     (f) “Charter” means the Company’s Restated Certificate of Incorporation, as amended.
     (g) “Dividend Period” has the meaning set forth in Section 3(a).
     (h) “Dividend Record Date” has the meaning set forth in Section 3(a).
     (i) “Original Issue Date” means the date on which shares of the Series E Preferred Stock are first issued.
     (j) “Preferred Director” has the meaning set forth in Section 7(b).
     (k) “Preferred Stock” means any and all series of serial preferred stock of the Company, including the Series E Preferred Stock.

     (l) “Series D Preferred Stock” means the Series D Fixed Rate Cumulative Perpetual Preferred Stock of the Company.
     (m) “Share Dilution Amount” has the meaning set forth in Section 3(b).
     (n) “Standard Provisions” mean these Standard Provisions that form a part of the Certificate of Designations relating to the Series E Preferred Stock.
     (o) “Transfer Agent” has the meaning set forth in Section 13.
     (p) “Trust” means the AIG Credit Facility Trust.
     (q) “UST” means the United States Department of the Treasury.
     (r) “Voting Parity Stock” means, with regard to any matter as to which the holders of the Series E Preferred Stock are entitled to vote as specified in Sections 7(a) and 7(b) of these Standard Provisions that form a part of the Certificate of Designations, any and all series of Parity Stock upon which like voting rights have been conferred and are exercisable with respect to such matter.
     Section 3. Dividends.
     (a) Rate. Holders of the Series E Preferred Stock shall be entitled to receive, on each share of the Series E Preferred Stock if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of assets legally available therefor, non-cumulative cash dividends with respect to each Dividend Period (as defined below) at a rate per annum equal to the Applicable Dividend Rate on the Liquidation Amount per share of the Series E Preferred Stock. Such dividends shall be payable quarterly in arrears, but only if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, on each Dividend Payment Date, commencing with the first such Dividend Payment Date to occur at least 20 calendar days after the Original Issue Date. In the event that any Dividend Payment Date would otherwise fall on a day that is not a Business Day, the dividend payment due on that date will be postponed to the next day that is a Business Day and no additional dividends shall be payable nor shall interest accrue on the amount payable as a result of that postponement. The period from and including any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a “Dividend Period”; provided that the initial Dividend Period shall be the period from and including the Original Issue Date to, but excluding, the next Dividend Payment Date.
     Dividends that are payable on Series E Preferred Stock in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of dividends payable on Series E Preferred Stock on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month.
     Dividends that are payable on Series E Preferred Stock on any Dividend Payment Date will be payable to holders of record of the Series E Preferred Stock as they appear on the stock register of the Company on the applicable record date, which shall be the 15th calendar day immediately preceding such Dividend Payment Date or such other record date fixed by the Board of Directors or any duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.
     Dividends on the Series E Preferred Stock shall not be cumulative. Holders of Series E Preferred Stock shall not be entitled to receive any dividends not declared by the Board of Directors or any duly authorized committee of the Board of Directors, and no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend not so declared. If the Board of Directors does not declare a dividend on the Series E Preferred Stock to be payable in respect of any Dividend Period before the related Dividend Payment Date, such dividend will not accrue and the Company will have no obligation to pay a dividend for that Dividend Period on the Dividend Payment Date or at any future time, whether or not dividends on the Series E Preferred Stock are declared for any future Dividend Period. Holders of the Series E Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series E Preferred Stock as specified in this Section 3 (subject to the other provisions of the Certificate of Designations).
     (b) Priority of Dividends. So long as any share of the Series E Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than dividends payable solely in shares of Common Stock) or Parity Stock, subject to the immediately following paragraph in the case of Parity Stock, and no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Company or any of its subsidiaries unless dividends for the latest completed Dividend Period on all outstanding shares of the Series E Preferred Stock have been or are contemporaneously declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of the Series E Preferred Stock on the applicable record date). The foregoing limitation shall not apply to (i) a dividend payable on any Junior Stock in shares of any other Junior Stock, or to the acquisition of shares of any Junior Stock in exchange for, or through application of the proceeds of the sale of, shares of any other Junior Stock; (ii) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases to offset the Share Dilution Amount (as defined below) pursuant to a publicly announced repurchase plan) and consistent with past practice; provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount; (iii) any dividends or distributions of rights or Junior Stock in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan; (iv) the acquisition by the Company or any of its subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than the Company or any of its subsidiaries), including as trustees or custodians; (v) the conversion of the Convertible Preferred Stock into Common Stock; (vi) the exchange or conversion of Junior Stock (other than the Convertible Preferred Stock) for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or

Junior Stock, in each case, solely to the extent required pursuant to binding contractual agreements entered into prior to the Signing Date or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock; and (vii) any purchase, redemption or other acquisition with the written consent of the UST. “Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with generally accepted accounting principles in the United States, and as measured from the date of the Company’s consolidated financial statements most recently filed with the Securities and Exchange Commission prior to the Original Issue Date) resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.
     When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period related to such Dividend Payment Date) in full on shares of the Series E Preferred Stock and any shares of Parity Stock, all dividends declared on the Series E Preferred Stock and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all declared but unpaid dividends per share on the shares of the Series E Preferred Stock and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) (subject to their having been declared by the Board of Directors or a duly authorized committee of the Board of Directors out of legally available funds and including, in the case of Parity Stock that bears cumulative dividends, all accrued but unpaid dividends) bear to each other. If the Board of Directors or a duly authorized committee of the Board of Directors determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Company will provide written notice to the holders of the Series E Preferred Stock prior to such Dividend Payment Date.
     Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and holders of the Series E Preferred Stock shall not be entitled to participate in any such dividends.
     Section 4. Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, then, before any distribution or payment shall be made to the holders of Junior Stock, the holders of the Series E Preferred Stock and any shares of Preferred Stock ranking on a parity therewith as to liquidation shall be entitled to be paid in full the respective amounts of the liquidation preferences thereof, which in the case of the Series E Preferred Stock shall be $104,011.44 per share, plus an amount equal to all dividends, if any, that have been declared but not paid prior to such distribution or payment date (but without any accumulation in respect of dividends that have not been declared prior to such distribution or payment date). If such payment shall have been made in full to the holders of the Series E Preferred Stock and any series of Preferred Stock ranking on a parity therewith as to liquidation, the remaining assets and funds of the Company shall be distributed among the holders of Junior Stock, according to their respective rights and preferences and in each case according to their respective shares. If, upon any liquidation, dissolution or winding up of the affairs of the Company, the amounts so payable are not paid in full to the holders of all outstanding shares of the Series E Preferred Stock and any series of Preferred Stock ranking on a parity therewith as to liquidation, the holders of the Series E Preferred Stock and any series of Preferred Stock ranking on a parity therewith as to liquidation shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled. Neither the consolidation or merger of the Company, nor the sale, lease or conveyance of all or a part of its assets, shall be deemed a liquidation, dissolution or winding up of the affairs of the Company within the meaning of the foregoing provisions of this Section 4.
     Section 5. Redemption.
     (a) Optional Redemption. Except as provided in this Section 5(a), the Series E Preferred Stock shall not be redeemable. At any time that (i) the Trust (or any successor entity established for the sole benefit of the United States Treasury) “beneficially owns” less than 30% of the aggregate voting power of the Company’s voting securities and (ii) no holder of the Series E Preferred Stock controls the Company, the Company may redeem, in whole or in part, at any time and from time to time, out of funds legally available therefor, the shares of the Series E Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, the Series E Preferred Stock in whole or in part at a redemption price per share equal to 100% of its Liquidation Amount, plus, for purposes of the redemption price only and except as set forth in the last sentence of the next paragraph, an amount equal to all declared but unpaid dividends for the then current Dividend Period to such redemption date (regardless of whether any dividends are actually declared for that Dividend Period). “Control” for purposes of this Section 5(a) means the power to direct the management and policies of the Company, directly or indirectly, whether through the ownership of voting securities, by contract, by the power to control the Board of Directors or otherwise. “Beneficially owns” for purposes of this Section 5(a) is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended to the Signing Date. For the avoidance of doubt, while there is Board of Directors control (or the potential to gain Board of Directors control as a result of existing contractual rights) by any holder of the Series E Preferred Stock, the Company may not redeem any of the Series E Preferred Stock.
     The redemption price for any shares of the Series E Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Company or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 3 above.
     (b) No Sinking Fund. The Series E Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of the Series E

Preferred Stock will have no right to require redemption or repurchase of any shares of the Series E Preferred Stock.
     (c) Notice of Redemption. Notice of every redemption of shares of the Series E Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Company. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this subsection (c) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of the Series E Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of the Series E Preferred Stock. Notwithstanding the foregoing, if shares of the Series E Preferred Stock are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of the Series E Preferred Stock at such time and in any manner permitted by such facility. Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the number of shares of the Series E Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price, but failure duly to give such notice to any holder of shares of the Series E Preferred Stock designated for redemption or any defect in such notice shall not affect the validity of the proceedings for the redemption of any other shares of the Series E Preferred Stock.
     (d) Partial Redemption. In case of any redemption of part of the shares of the Series E Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Board of Directors or a duly authorized committee thereof may determine to be fair and equitable. Subject to the provisions hereof, the Board of Directors or a duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of the Series E Preferred Stock shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, at the election of each holder, either (i) a new certificate shall be issued representing the unredeemed shares without charge to such holder thereof or (ii) upon surrender of a certificate representing any unredeemed shares of Series E Preferred Stock, the Company shall deliver or cause to be delivered to such holder a notice that shares of Series E Preferred Stock equal in number to the unredeemed shares of Series E Preferred Stock represented by the certificate so surrendered have been registered on the books and records of the Company.
     (e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Company, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $500 million and selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate (if the shares of Series E Preferred Stock are not in book-entry form) for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Company, after which time the holders of the shares so called for redemption shall look only to the Company for payment of the redemption price of such shares.
     (f) Status of Redeemed Shares. Shares of the Series E Preferred Stock that are redeemed, repurchased or otherwise acquired by the Company shall revert to authorized but unissued shares of the Series E Preferred Stock (provided that any such cancelled shares of the Series E Preferred Stock may be reissued only as shares of any series of the Preferred Stock other than the Series E Preferred Stock).
     Section 6. Conversion. Holders of the Series E Preferred Stock shares shall have no right to exchange or convert such shares into any other securities.
     Section 7. Voting Rights.
     (a) General. The holders of the Series E Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law.
     (b) Series E Preferred Stock Directors. Whenever, at any time or times, dividends payable on the shares of the Series E Preferred Stock have not been paid for an aggregate of four quarterly Dividend Periods or more, whether or not consecutive (including for this purpose the period during which the Series D Preferred Stock was outstanding), the authorized number of directors of the Company shall automatically be increased to accommodate the number of the Preferred Directors specified below and the holders of the Series E Preferred Stock shall have the right, with holders of shares of any one or more other classes or series of Voting Parity Stock outstanding at the time, voting together as a class, to elect the greater of two directors and a number of directors (rounded upward) equal to 20% of the total number of directors of the Company after giving effect to such election (hereinafter the “Preferred Directors” and each a “Preferred Director”) to fill such newly created directorships at the Company’s next annual meeting of stockholders (or at a special meeting called for that purpose prior to such next annual meeting) and at each subsequent annual meeting of stockholders until dividends payable on all outstanding shares of the Series E Preferred Stock have been declared and paid in full for four consecutive quarterly Dividend Periods, at which time such right shall terminate with respect to the Series E Preferred Stock, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent payment failure of the character above mentioned; provided that it shall be a qualification for election for any Preferred Director that the election of such Preferred Director shall not cause the Company to violate any corporate governance requirements of any securities exchange or other trading facility on which securities of the Company may then be listed or traded that listed or traded companies must have a majority of independent directors. Upon any termination of the right of the holders of shares of the Series E Preferred Stock and Voting Parity Stock as a class to vote for directors as provided above, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of the Preferred Directors elected pursuant hereto. Any Preferred Director may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only by the affirmative vote of the holders of a majority of the shares of the Series E Preferred Stock at the time outstanding voting separately as a class together with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the remaining Preferred Director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.
     (c) Class Voting Rights as to Particular Matters. So long as any shares of the Series E Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter, the vote or consent of the holders of at least 66 2/3% of the shares of the Series E Preferred Stock at the time outstanding, voting as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:
     (i) Authorization of Senior or Pari Passu Stock. Any amendment or alteration of the Certificate of Designations for the Series E Preferred Stock or the Charter (including any amendment to the Charter effectuated by a Certificate of Designations) to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of the Company ranking senior to or pari passu with the Series E Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Company (the “Senior or Pari Passu Securities”); provided, however, that the voting rights provided in this Section 7(c)(i) shall not apply to any amendment or alteration of the Charter (including any amendment to the Charter effectuated by a Certificate of Designations) to authorize or create or increase the authorized amount of, or any issuance of, any Senior or Pari Passu Securities initially issued to the UST;
     (ii) Amendment of the Series E Preferred Stock. Any amendment, alteration or repeal of any provision of the Certificate of Designations for the Series E Preferred Stock or the Charter (including, unless no vote on such merger or consolidation is required by Section 7(c)(iii) below, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of the Series E Preferred Stock; or
     (iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series E Preferred Stock, or of a merger or consolidation of the Company with or into another corporation or other entity, unless in each case (x) the shares of the Series E Preferred Stock remain outstanding and are not amended in any respect or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series E Preferred Stock immediately prior to such consummation, taken as a whole;
provided, however, that for all purposes of this Section 7(c), any increase in the amount of the authorized Preferred Stock, including any increase in the authorized amount of the Series E Preferred Stock necessary to satisfy preemptive or similar rights granted by the Company to other persons prior to the Signing Date, or the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of the Preferred Stock, or any securities convertible into or exchangeable or exercisable for any other series of the Preferred Stock, ranking pari passu with (if such securities are issued to the UST) or junior to the Series E Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Company will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of the Series E Preferred Stock.
     (d) Changes after Provision for Redemption. No vote or consent of the holders of the Series E Preferred Stock shall be required pursuant to Section 7(c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of the Series E Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust for such redemption, in each case pursuant to Section 5 above.
     (e) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of the Series E Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules that the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Charter, the Bylaws, and applicable law and the rules of any national securities exchange or other trading facility on which Series E Preferred Stock is listed or traded at the time.
     Section 8. Record Holders. To the fullest extent permitted by applicable law, the Company and the Transfer Agent may deem and treat the record holder of any share of the Series E Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Company nor the Transfer Agent shall be affected by any notice to the contrary.
     Section 9. Notices. All notices or communications in respect of the Series E Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Charter or Bylaws or by applicable law. Notwithstanding the foregoing, if shares of the Series E Preferred Stock are issued in book-entry form through The Depository Trust Company or any similar facility, such notices may be given to the holders of the Series E Preferred Stock in any manner permitted by such facility.

     Section 10. No Preemptive Rights. No holder of the Series E Preferred Stock shall be entitled as a matter of right to subscribe for or purchase, or have any preemptive right with respect to, any part of any new or additional issue of stock of any class whatsoever, or of securities convertible into any stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend.
     Section 11. Replacement Certificates. The Company shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Company. The Company shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Company of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Company.
     Section 12. Form.
     (a) The Series E Preferred Stock shall be initially issued in the form of one or more certificates in definitive, fully registered form with, until such time as otherwise determined by the Company, the restricted shares legend (the “Restricted Shares Legend”), as set forth on the form of the Series E Preferred Stock attached hereto as Exhibit A (each, a “Series E Preferred Share Certificate”), which is hereby incorporated in and expressly made a part of this Certificate of Designations. The Series E Preferred Share Certificate may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company).
     (b) An Officer shall sign the Series E Preferred Share Certificate for the Company, in accordance with the Company’s Bylaws and applicable law, by manual or facsimile signature. “Officer” means the Chairman, any Vice President, the Treasurer or the Secretary of the Company.
     (c) If an Officer whose signature is on a Series E Preferred Share Certificate no longer holds that office at the time of the issuance of such Series E Preferred Share Certificate, such Series E Preferred Share Certificate shall be valid nevertheless.
     (d) A Series E Preferred Share Certificate shall not be valid or obligatory until an authorized signatory of the Transfer Agent manually countersigns the Series E Preferred Share Certificate. The signature shall be conclusive evidence that such Series E Preferred Share Certificate has been authenticated under this Certificate of Designations. Each Series E Preferred Share Certificate shall be dated the date of its authentication.
     Other than upon original issuance, all transfers and exchanges of the Series E Preferred Stock shall be made by direct registration on the books and records of the Company.
     Section 13. Transfer Agent And Registrar. The duly appointed Transfer Agent and Registrar for the Series E Preferred Stock shall be Wells Fargo Bank, N.A. (the “Transfer Agent”). The Company may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Company and the Transfer Agent; provided that the Company shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal; provided further that such successor transfer agent shall be the Transfer Agent for purposes of this Certificate of Designations.
     Section 14. Other Rights. The shares of the Series E Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Charter or as provided by applicable law.

EXHIBIT A
FORM OF SERIES E FIXED RATE NON-CUMULATIVE
PERPETUAL PREFERRED STOCK
($[•] LIQUIDATION PREFERENCE)

NUMBER	SHARES
[ ]	[ ]
CUSIP [                    ]
AMERICAN INTERNATIONAL GROUP, INC.
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
THIS CERTIFICATE IS TRANSFERABLE
IN THE CITY OF SOUTH ST. PAUL, MINNESOTA
THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR SUCH LAWS. EACH PURCHASER OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT IS NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. ANY TRANSFEREE OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THE SECURITIES REPRESENTED BY THIS INSTRUMENT EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT WHICH IS THEN EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO THE ISSUER OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.
Exh A-1

     This is to certify that the UNITED STATES DEPARTMENT OF THE TREASURY is the owner of FOUR HUNDRED THOUSAND (400,000) fully paid and non-assessable shares of Series E Fixed Rate Non-Cumulative Perpetual Preferred Stock, $5.00 par value, liquidation preference $104,011.44 per share (the “Stock”), of the American International Group, Inc. (the “Company”), transferable on the books of the Company by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.
     This certificate is not valid or obligatory for any purpose unless countersigned and registered by the Transfer Agent and Registrar.
     Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.
Dated: April 17, 2009

Name:	Name:
Title:	Title:

Countersigned and Registered
,
as Transfer Agent and Registrar

By:

Authorized Signature
Exh A-2

AMERICAN INTERNATIONAL GROUP, INC.
     AMERICAN INTERNATIONAL GROUP, INC. (the “Company”) will furnish, without charge to each stockholder who so requests, a copy of the certificate of designations establishing the powers, preferences and relative, participating, optional or other special rights of each class of stock of the Company or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights applicable to each class of stock of the Company or series thereof. Such information may be obtained by a request in writing to the Secretary of the Company at its principal place of business.
     This certificate and the share or shares represented hereby are issued and shall be held subject to all of the provisions of the Company’s Restated Certificate of Incorporation, as amended, and the Certificate of Designations of the Series E Fixed Rate Non-Cumulative Perpetual Preferred Stock (Liquidation Preference $104,011.44 per share) (copies of which are on file with the Transfer Agent), to all of which the holder, by acceptance hereof, assents.
     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT- Custodian
TEN ENT	-	as tenants by the entireties	(Minor) (Cust)
JT TEN	-	as joint tenants with	under Uniform Gifts to Minors Act
right of survivorship and not as
		tenants in common	(State)
Additional abbreviations may also be used though not in the above list.

     For value received,                      hereby sell(s), assign(s) and transfer(s) unto
PLEASE INSERT SOCIAL SECURITY OR OTHER
      IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE

shares of the capital stock represented by the within certificate, and do(es) hereby irrevocably constitute and appoint                                                             , Attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.
Exh A-3

Dated

Signature

NOTICE:	The signature to this assignment must correspond with the name as written upon the face of this certificate in every particular, without alteration or enlargement or any change whatever.
SIGNATURE GUARANTEED

NOTICE: The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations, and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Exh A-4

ANNEX B
FORM OF OPINION
     (a) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the state of its incorporation.
     (b) The Series E Preferred Stock has been duly authorized and, when issued and delivered in accordance with the Agreement, the Series E Preferred Stock will be validly issued and fully paid and nonassessable, and will not be issued in violation of any preemptive rights.
     (c) The Company has the corporate power and authority to execute and deliver the Agreement and to perform its obligations thereunder (including the issuance of the Series E Preferred Stock and the Exchange Shares).
     (d) The execution, delivery and performance by the Company of the Agreement and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company and its stockholders (other than (i) the vote of the stockholders described in Section 3.1(b) of the Agreement and (ii) the corporate actions required to consummate the transactions contemplated by Sections 3.7 and 3.8), and no further approval or authorization is required on the part of the Company, other than (i) the vote of the stockholders described in Section 3.1(b) of the Agreement and (ii) the corporate actions required to consummate the transactions contemplated by Sections 3.7 and 3.8.
     (e) The Agreement is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the creditors’ rights and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity; provided, however, such counsel need express no opinion with respect to Section 3.1(b), Section 3.7, Section 3.8 or Section 4.5(g) or the severability provisions of the Agreement insofar as Section 3.1(b), Section 3.7, Section 3.8 or Section 4.5(g) is concerned.